Exhibit 10.42

SECOND AMENDED AND RESTATED

AGREEMENT FOR WHOLESALE FINANCING

between

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION

as Lender

and

TITAN MACHINERY INC.

as Borrower

March 12, 2010

i

		7.2.2	Mandatory Prepayments		12
		7.2.3	Other Mandatory Prepayments		12
			7.2.3.1	Insurance Proceeds	12
	7.3.	Manner of Payments and Timing of Application of Payments			12
		7.3.1	Payment Requirement		12
		7.3.2	Application of Payments and Proceeds		12
		7.3.3	Interest Calculation		13
	7.4.	Returned Instruments			13
	7.5.	Compelled Return of Payments or Proceeds			13
	7.6.	Due Dates Not on Business Days			13
8.	Procedure for Obtaining Advances				13
	8.1.	Initial Advances			13
	8.2.	Subsequent Floorplan Loan Advances			13
		8.2.1	Lender’s Right to Make Other Certain Advances		14
			8.2.1.1	Payment of Loan Obligations	14
			8.2.1.2	Payments to Other Creditors	14
	8.3.	Disbursement			14
	8.4.	Restrictions on Advances			14
	8.5.	Each Advance Request a Certification			14
	8.6.	Requirements for Every Advance Request			14
	8.7.	Exoneration of Lender			14
9.	Security Interest in Personal Property Collateral; Security				15
	9.1.	Grant of Security Interest; Landlord Consents			15
10.	Power of Attorney				15
11.	Conditions of Lending				16
	11.1.	Conditions to Initial Advance			16
		11.1.1	Listed Documents and Other Items		16
		11.1.2	Financial Condition		16
		11.1.3	Default		16
		11.1.4	Perfection of Security Interests		16
		11.1.5	Representations and Warranties		16
		11.1.6	Material Adverse Change		16
		11.1.7	Pending Material Proceedings		16
		11.1.8	Payment of Fees		17
		11.1.9	Other Items		17
	11.2.	Conditions to Subsequent Advances			17
		11.2.1	General Conditions		17
		11.2.2	Representations and Warranties		17
		11.2.3	Approvals		17
		11.2.4	Default		17
		11.2.5	Releases or Intercreditor Agreements		17
12.	Representations and Warranties				17
	12.1.	Organization and Existence			17
	12.2.	Authorization			18
	12.3.	Due Execution			18
	12.4.	Enforceability of Obligations			18
	12.5.	Burdensome Obligations			18
	12.6.	Legal Restraints			18
	12.7.	Labor Contracts and Disputes			18
	12.8.	No Material Proceedings			18
	12.9.	Material Licenses			18

	12.10.	Compliance with Material Laws		18
		12.10.1	General Compliance with Environmental Laws	19
		12.10.2	Proceedings	19
		12.10.3	Investigations Regarding Hazardous Materials	19
		12.10.4	Notices and Reports Regarding Hazardous Materials	19
		12.10.5	Hazardous Materials on Real Property	19
		12.10.6	Environmental Property Transfer Acts	19
	12.11.	Other Names		19
	12.12.	Prior Transactions		20
	12.13.	Capitalization		20
	12.14.	Solvency		20
	12.15.	Projections		20
	12.16.	Financial Statements		20
	12.17.	No Change in Condition		20
	12.18.	No Defaults		20
	12.19.	Investments		20
	12.20.	Indebtedness		20
	12.21.	Indirect Obligations		20
	12.22.	[Intentionally omitted]		20
	12.23.	Capital Leases		20
	12.24.	Tax Liabilities; Governmental Charges		21
	12.25.	Pension Benefit Plans		21
	12.26.	Welfare Benefit Plans		21
	12.27.	Retiree Benefits		21
	12.28.	Real Property		21
	12.29.	State of Collateral and other Property		21
		12.29.1	Inventory	22
		12.29.2	Equipment	22
		12.29.3	Documents, Instruments and Chattel Paper	22
	12.30.	Chief Place of Business; Locations of Collateral		22
	12.31.	Warranties and Representations-Inventory		23
	12.32.	No Negative Pledges		23
	12.33.	Security Documents		23
		12.33.1	Security Agreements	23
	12.34.	[Intentionally omitted]		23
	12.35.	Subsidiaries		23
	12.36.	[Intentionally omitted]		24
	12.37.	Margin Stock		24
	12.38.	Securities Matters		24
	12.39.	Investment Company Act, Etc.		24
	12.40.	No Material Misstatements or Omissions		24
	12.41.	Filings		24
	12.42.	Broker’s Fees		24
	12.43.	Transportation Solutions Assets		24
13.	Modification and Survival of Representations			24
14.	Affirmative Covenants			25
	14.1.	Use of Proceeds		25
	14.2.	Corporate Existence		25
	14.3.	Maintenance of Property and Leases		25
	14.4.	Inventory		25
	14.5.	Insurance		26

	14.6.	Payment of Taxes and Other Obligations		26
	14.7.	Compliance With Laws		26
		14.7.1.	Environmental Laws	26
		14.7.2.	Pension Benefit Plans	27
	14.8.	Discovery and Clean-Up of Hazardous Material		27
		14.8.1.	In General	27
	14.9.	Termination of Pension Benefit Plan		27
	14.10.	Notice to Lender of Material Events		27
	14.11.	Maintenance of Security Interests of Security Documents		30
		14.11.1.	Preservation and Perfection of Security Interests	30
		14.11.2.	Collateral Held by Warehouseman, Bailee, etc.	30
		14.11.3.	Compliance With Terms of Security Documents	30
	14.12.	Accounting System		31
		14.12.1.	Account Records	31
		14.12.2.	Inventory Records	31
		14.12.3.	Tracing of Proceeds	31
	14.13.	Financial Statements		31
		14.13.1.	Annual Financial Statements	31
		14.13.2.	Quarterly Financial Statements	31
	14.14.	Other Financial Information		32
		14.14.1.	Reports or Information Concerning Inventory	32
		14.14.2.	Stockholder and SEC Reports	32
	14.15.	Inventory		32
	14.16.	Annual Projections; Operating Plan		32
	14.17.	Rental Agreements and System Reports		33
	14.18.	Other Information		33
	14.19.	Examinations and Site Visits by Lender		33
	14.20.	Verification of Accounts and Notices to Account Debtors		33
	14.21.	Appraisals of Collateral		33
	14.22.	Access to Officers and Auditors		33
	14.23.	Movement of Inventory		34
	14.24.	Titled Assets		34
	14.25.	Claims Act		34
	14.26.	Further Assurances		34
15.	Negative Covenants			34
	15.1.	Investments		34
	15.2.	Indebtedness		35
	15.3.	Prepayments		35
	15.4.	Indirect Obligations		35
	15.5.	Security Interests		35
	15.6.	Acquisitions		36
	15.7.	Leases; Bailments; Consignments; Warehousing		36
	15.8.	Disposal of Property		36
	15.9.	Change of Control		36
	15.10.	Capital Structure; Capital Securities		37
	15.11.	Change of State of Formation; Change of Name		37
	15.12.	Change of Business		37
	15.13.	Transactions With Affiliates		37
	15.14.	Conflicting Agreements		37
	15.15.	Investment Banking and Finder’s Fees		37
	15.16.	Sale and Leaseback Transactions		37

	15.17.	New Subsidiaries		37
	15.18.	Fiscal Year		38
	15.19.	[Intentionally omitted]		38
	15.20.	Depreciation Methodology		38
	15.21.	Tax Consolidation		38
	15.22.	Transactions Having a Material Adverse Effect		38
	15.23.	Storage		38
	15.24.	Transportation Solutions Assets		38
	15.25.	Other Indebtedness		38
	15.26.	Rental Contracts		38
16.	Financial Covenants			39
	16.1.	Special Definitions		39
	16.2.	Debt Service Coverage		40
	16.3.	Maximum Total Funded Indebtedness to Tangible Net Worth		40
	16.4.	Minimum Inventory Turn		41
	16.5.	Maximum Total Whole Goods Inventory		41
17.	Default			41
	17.1.	Events of Default		41
		17.1.1.	Failure to Pay Principal or Interest	41
		17.1.2.	Failure to Pay Certain Other Amounts Owed to Lender	41
		17.1.3.	Failure to Pay Examination and Appraisal Costs	41
		17.1.4.	Failure to Pay Amounts Owed to Other Persons	42
		17.1.5.	Representations or Warranties	42
		17.1.6.	Certain Covenants with Cure Periods	42
		17.1.7.	Certain Covenants Without Cure Periods	42
		17.1.8.	Other Covenants	42
		17.1.9.	Acceleration of Other Indebtedness	42
		17.1.10.	Default Under Other Agreements	42
		17.1.11.	Bankruptcy; Insolvency; Etc.	43
		17.1.12.	Judgments; Attachment; Settlement; Etc.	43
		17.1.13.	Pension Benefit Plan Termination, Etc.	43
		17.1.14.	Liquidation or Dissolution	43
		17.1.15.	Seizure of Assets	44
		17.1.16.	Racketeering Proceeding	44
		17.1.17.	Loan Documents; Security Interests	44
		17.1.18.	Loss to Collateral	44
		17.1.19.	Change of Control	44
		17.1.20.	Material Adverse Change	44
	17.2.	Cross-Default		44
	17.3.	Rights and Remedies		45
		17.3.1.	Termination of Floorplan Loan Facility	45
		17.3.2.	Acceleration; Funding	45
		17.3.3.	Right of Set-off	45
		17.3.4.	Notice to Account Debtors	45
		17.3.5.	Entry Upon Premises and Access to Information	46
		17.3.6.	Completion of Uncompleted Inventory Items	46
		17.3.7.	Borrower’s Obligations	46
		17.3.8.	Secured Party Rights	46
		17.3.9.	Joint and Several	47
		17.3.10.	Miscellaneous	48
	17.4.	Application of Funds		48

v

	17.5.	Limitation of Liability; Waiver		48
	17.6.	Notice		49
	17.7.	No Liability		49
18.	Intentionally Omitted			49
19.	General			49
	19.1.	Lender’s Right to Cure		49
	19.2.	Rights Not Exclusive		49
	19.3.	Survival of Agreements		49
	19.4.	Assignments; Participations		49
		19.4.1.	Assignments	49
		19.4.2.	Sale of Participations	50
		19.4.3.	Information	50
	19.5.	Payment of Expenses		50
	19.6.	General Indemnity		51
	19.7.	Changes in Accounting Principles		52
	19.8.	Loan Records		52
	19.9.	Other Security and Guaranties		53
	19.10.	Loan Obligations Payable in Dollars		53
	19.11.	Disclosure		53
	19.12.	Tax Treatment Waiver		54
20.	Binding Arbitration			54
	20.1.	Arbitrable Claims		54
	20.2.	Administrative Body		55
	20.3.	Hearings		55
	20.4.	Discovery		55
	20.5.	Exemplary or Punitive Damages		56
	20.6.	Confidentiality of Awards		56
	20.7.	Prejudgment and Provisional Remedies		56
	20.8.	Attorneys’ Fees		56
	20.9.	Limitations		56
	20.10.	Survival After Termination		57
	20.11.	Invalidity/Unenforceability of Binding Arbitration; Jury Trial Waiver; Service of Process; Forum		57
		20.11.1.	Jury Trial Waiver	57
		20.11.2.	Choice of Forum	57
		20.11.3.	Service of Process	57
21.	Miscellaneous			58
	21.1.	Notices		58
	21.2.	Amendments and Modifications; Waivers and Consents		58
	21.3.	Course of Dealing		58
	21.4.	Rights Cumulative		58
	21.5.	Successors and Assigns		58
	21.6.	Severability		59
	21.7.	Counterparts		59
	21.8.	Governing Law; No Third Party Rights		59
	21.9.	Counterpart Facsimile Execution		59
	21.10.	No Other Agreements		59
	21.11.	Negotiated Transaction		59
	21.12.	Waiver of Punitive and Exemplary Damages		59
	21.13.	Incorporation By Reference		60
	21.14.	Statutory Notice-Insurance		60

21.15.	Statutory Notice—Oral Commitments	60

SECOND AMENDED AND RESTATED AGREEMENT FOR WHOLESALE FINANCING

In consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, TITAN MACHINERY INC., a Delaware corporation (referred to as “Borrower” or “the Borrower” or “Parent”), and GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION (“Lender”) (and its successors and assigns), agree as follows:

1.                                      Effective Date.  This Agreement is effective March 12, 2010.

2.                                      Amendment and Restatement; Reaffirmation.  This Agreement is an amendment and restatement of that certain Agreement for Wholesale Financing, dated June 29, 2004, by and between Borrower and GE Commercial Distribution Finance Corporation (the “Initial AWF”) which was amended and restated in its entirety by that certain Amended and Restated Amendment to Agreement for Wholesale Financing dated December 16, 2009 by and among Borrower, and GE Commercial Distribution Finance Corporation as administrative agent and as sole lender (together with all subsequent amendments and modifications, the “Prior AWF”), which Prior AWF is hereby amended and restated in its entirety and replaced with this Agreement in its entirety.  This Agreement is not a novation of the Prior AWF.

This Agreement does not extinguish the obligations for the payment of money outstanding under the Initial AWF, the Prior AWF, or the Existing Loan Documents, or discharge or release the Loan Obligations under, and as defined in, the Prior AWF or the Security Interests or priority of Lender’s Security Interests in the Collateral (as defined in the Prior AWF), including any Existing Loan Document.  Nothing herein contained shall be construed as a substitution or novation of the Loan Obligations outstanding under, and as defined in, the Prior AWF or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.  Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of any Covered Person under the Initial AWF, the Prior AWF, any Existing Loan Document or any other Loan Document.  Each Existing Loan Document, including to the extent amended hereby, to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

The Borrower hereby unconditionally reaffirms, covenants, represents, warrants, acknowledges and confirms that (i) the Borrower has no defenses to its obligations under the Initial AWF, the Prior AWF, the Existing Loan Documents, this Agreement and the other Loan Documents arising out of or relating to any facts or circumstances existing on or before the date hereof, known or unknown, to the Borrower or any Covered Person, (ii) as of the date hereof, the Borrower has no claim against Administrative Agent (as defined in the Prior AWF), CDF (as defined in the Prior AWF), or Lender arising from or in connection with the Prior AWF, the Existing Loan Documents, this Agreement or the other Loan Documents and any AND ALL SUCH CLAIMS ARE WAIVED, RELEASED AND DISCHARGED FOREVER (the foregoing is not intended to waive any manifest errors in the Administrative Agent’s or any Lender’s records with respect to the Loan Obligations), (iii) each of Existing Loan Documents and each of the Loan Documents is hereby reaffirmed without qualification and is and remains in full force and effect except that on and after the Effective Date all references in any such Loan Document to “the Loan Agreement,” “the Credit Agreement”, “thereto,” “thereof,” “thereunder” or words of like import referring to the Prior AWF shall mean the Prior AWF as amended and restated by and into this Agreement and therefore this Agreement, and constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except to the extent that the enforceability thereof against the Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, and (iv) the Security Interests granted by the Borrower in favor of the Administrative Agent (as defined in the Prior AWF), CDF (as defined in the Prior AWF) or Lender under the Initial AWF, the Prior AWF and the Existing Loan Documents secure all the Loan Obligations hereunder, are perfected, continue in full force and effect, and have the same priority as before this Agreement.

3.                                      Assignment.  Simultaneously with the effectiveness hereof, Administrative Agent (as such term is defined in the Prior AWF) hereby assigns and transfers to Lender, and Lender hereby accepts, all of Administrative Agent’s rights in and to the Collateral (as defined in the Prior AWF), and under and with respect to any landlord consents, control agreements, pledge agreements and security agreements.

4.                                      Definitions; Rules of Construction; Borrowing Agent; Patriot Act.

4.1.                            Listed Definitions.  Capitalized words defined in the Glossary and Index of Defined Terms attached hereto as Exhibit 4.1 shall have such defined meanings wherever used in this Agreement and the other Loan Documents.

4.2.                            Other Definitions.  If a capitalized word in this Agreement is not defined in the Glossary and Index of Defined Terms, it shall have such meaning as defined elsewhere herein, or if not defined elsewhere herein, the meaning defined in the UCC.

4.3.                            References to Borrower.  In the event that there is more than one Person who is a Borrower hereunder, then the words “a Borrower”, “any Borrower”, “each Borrower” and “every Borrower” refer to such Borrower, both separately and collectively, as though each such entity were actually listed, and its Obligations and liabilities (including, without limitation, the Loan Obligations) under the Loan Documents are joint and several in all respects.

4.4.                            References to Covered Person.  The words “Covered Person”, “a Covered Person”, “any Covered Person”, “each Covered Person” and “every Covered Person” refer to Borrower and each of their currently existing or later acquired, created or organized Subsidiaries separately.  The words “Covered Persons” refers to Borrower and their currently existing or later acquired, created or organized Subsidiaries collectively.

4.5.                            Accounting Terms.  Unless the context otherwise requires, accounting terms herein that are not defined herein shall be determined under GAAP.  All financial measurements contemplated hereunder respecting Borrower shall be made and calculated for Borrower and all of their now existing or later acquired, created or organized Subsidiaries, if any, on a consolidated basis in accordance with GAAP unless expressly provided otherwise herein.

4.6.                            Meaning of Satisfactory.  Whenever herein a document or matter is required to be satisfactory to Lender, unless expressly stated otherwise such document must be reasonably satisfactory to Lender in both form and substance, and unless expressly stated otherwise Lender shall have the commercially reasonable discretion to determine whether the document or matter is satisfactory.

4.7.                            Computation of Time Periods.  In computing or defining periods of time from a specified date to a later specified date, and in computing the accrual of interest or fees, the word “from” shall mean “from and including” and the words “to” and “until” shall each mean “to but excluding”.  Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed, and references in this Agreement to months and years are to calendar months and calendar years unless otherwise specified.

4.8.                            General.  Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;  (iii) references to one gender include all genders; (iv) “including” is not limiting;  (v) “or” has the inclusive meaning represented by the phrase “and/or;” (vi) the words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole, including its Exhibits, and not to any particular provision of this Agreement;  (vii) the word “Section” or “section” and “Page” or “page” refer to a section or page, respectively, of, and the word Exhibit refers to an Exhibit to, this Agreement unless it expressly refers to something else; (viii) reference to any agreement, document, or instrument (including this Agreement and any other Loan Document or other agreement, document or instrument defined herein), means such agreement, document, or instrument as amended, modified, restated and/or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and includes all attachments thereto and documents incorporated therein, if any; (ix) general and specific references to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and (x) unless otherwise expressly modified, the word “anniversary” shall refer to the annual observance of such an event on that date in following years.  Section captions and the Table of Contents are for convenience only and shall not affect the interpretation or construction of this Agreement or the other Loan Documents.

4.9.                            Patriot Act Notification.  Lender hereby notifies the Borrowers and each other Covered Person that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (as amended from time to time (including any successor statute) and together with all rules promulgated thereunder, collectively, the “Act”), it is required to obtain, verify and record information that identifies the Borrowers and each other Covered Person, which information includes the name and address of the Borrowers and each other Covered Person and other information that will allow Lender to identify the Borrowers and each other Covered Person in accordance with the Act.

5.                                      Lender’s Credit Facilities.  Subject to the terms and conditions hereof, and in reliance upon the Representations and Warranties:

5.1.                            Floorplan Loan Facility.

5.1.1.                              Floorplan Loan Facility Generally.  Lender shall, subject to the terms and limitations in this Section 5.1, and elsewhere herein, make available to Borrower a “Floorplan Loan Facility” that is initially Fifty Million Dollars ($50,000,000) but which may increase from time to time as provided herein.  No Floorplan Loan Advance will be made which would result in the sum of the Floorplan Loan and all unfunded Approvals, exceeding the Floorplan Loan Facility. Subject to the terms of this Agreement, payments and prepayments that are applied to reduce the Floorplan Loan may be reborrowed through subsequent Floorplan Loan Advances, subject to the terms and conditions of this Agreement and the Loan Documents.  The Floorplan Loan Facility is not a commitment to lend or advance funds but is a discretionary facility.  From and after the date on which Lender has actual knowledge of an Event of Default under Section 17.1.1 or under Section 17.1.11 (whether or not any time periods referenced therein have expired), in Lender’s sole and absolute discretion, no further Approvals will be issued, and except, in Lender’s sole and absolute discretion, with respect to existing unfunded Approvals, no further Floorplan Loan Advances shall be made.  From and after the date on which Lender has actual knowledge of any other Event of Default, no further Approvals will be issued if Lender so chooses in its sole and absolute discretion to no longer issue Approvals.

5.1.2.                              Operation of Floorplan Loan Facility.  Subject to the terms of this Agreement, the Floorplan Loan Facility will be used by Borrower from time to time to purchase new and used Inventory from vendors approved by Lender in its sole and absolute discretion (“Vendors”) or to refinance such Vendors original purchase financing with Borrower, to finance or refinance new Inventory owned by Borrower, or to finance or refinance used Inventory, in each case as approved by Lender in its sole and absolute discretion.

5.1.3.                              Floorplan Loan Approvals.  A request from a Vendor (with respect to a Borrower) to Lender to fund Floorplan Inventory will be deemed to be a request from the Borrower for a Floorplan Loan Advance.

5.1.4.                              Inventory not Available for Floorplan Loans.  Only Vendors approved by Lender will be eligible to receive proceeds of the Floorplan Loan Facility.  Lender may, at any time and without notice to Borrower, elect not to finance any Inventory sold by particular Vendors, including any Vendors who are in default of their obligations to Lender, or with respect to which Lender deems itself insecure, or any Inventory or Proceeds thereof in which another Person has a Security Interest other than a Permitted Security Interest.  Except with respect to Approvals issued by Lender on or before the Floorplan Loan Maturity Date or before termination as set forth in Section 5.1.8 which such Approvals may be funded in Lender’s sole and absolute discretion, Lender shall not be obligated to fund any Floorplan Loan Advances after the Floorplan Loan Maturity Date or after the Floorplan Loan Facility has been terminated.

5.1.5.                              New Inventory.  If Borrower provides to Lender a written request to finance (“Advance Request”) an item or items of new Inventory (which is or was equipment acquired from the original equipment manufacturer or its distributor, and which has not been sold before), then Lender may approve some or all such new Inventory for financing under the Floorplan Loan Facility, subject to the following conditions or requirements:  (i) Lender may, in its discretion, advance up to 85% of Borrower’s purchase price for such equipment if the Advance is made within twelve months of the original invoice date for such equipment and such equipment has been used less than 100 hours; (ii) Lender may, in its discretion, for new equipment not satisfying the conditions in (i) above, advance up to the lesser of 85% of (A) the Borrower’s purchase price of any such new equipment Inventory, or (B) the price for such equipment listed in Green Guide Quick Sale, Farm Equipment Guide Quick Sale or other similar guides as Lender may select in its sole discretion, as necessary, with respect to such new equipment Inventory; and (iii) such other conditions or requirements as Lender may impose in its sole discretion.  Lender shall notify Borrower if it approves or disapproves of financing any new Inventory under the Floorplan Loan Facility.  Any new Inventory financed under the Floorplan Loan Facility shall be amortized by Borrower over 48 months for light equipment Inventory (for example, attachments, compact equipment, trailers and lift equipment Inventory) or over 54 months for heavy equipment Inventory (for example, dozers, excavators, loaders, combines, and tractors); provided, however that the 48/54 month principal amortization payments shall commence, in each case, six months following the Advance with respect to such equipment (unless such Inventory shall be leased by Borrower to another Person in which case the amortization payments shall begin immediately) and shall be level monthly principal payments.

5.1.6.                              Used Inventory.  If Borrower provides to Lender an Advance Request with respect to an item or items of used Inventory (which is equipment not acquired from the original equipment manufacturer or its distributor, and which has been sold before) together with a written report acceptable to Lender and in such detail as requested by Lender describing the condition of each item of such used Inventory, then Lender may approve some or all such used Inventory for financing under the Floorplan Loan Facility, subject to the following conditions or requirements:  (i) Lender may, in its discretion, advance up to the lesser of 85% of (A) the Borrower’s purchase price of any such used Inventory or (B) the price for such used equipment listed in Green Guide Quick Sale, Farm Equipment Guide Quick Sale or other similar guides as Lender may select in its sole discretion, with respect to any such used Inventory, (ii) Lender or its designee shall have had the opportunity to physically inspect each such item of used Inventory and approved each such item of used Inventory for financing under the Floorplan Loan Facility, and (iii) such other conditions or requirements as Lender may impose in its sole discretion.  Lender shall notify Borrower if it approves or disapproves of financing any used Inventory under the Floorplan Loan Facility.  Any used Inventory financed under the Floorplan Loan Facility shall be amortized by Borrower over 36 months for light equipment Inventory (see Section 5.1.5 above) or over 48 months for heavy equipment Inventory (see Section 5.1.5 above), provided, however, the age of the used Inventory plus the amortization of such used Inventory cannot exceed (i) eight years for light equipment Inventory; (ii) ten years for heavy equipment Inventory; and (iii) three years for any equipment Inventory considered forestry equipment Inventory.

5.1.7.                              Requirements for Every Advance Request.  Subject to the terms of Section 11 and the other provisions of this Agreement, with regards to Floorplan Loans requested by Borrower under Section 5.1.5 and Section 5.1.6, only an Advance Request (which shall be in writing in the form specified by Lender from time to time and mailed, sent via email from a Borrowing Officer with such email containing a signed PDF copy of such duly signed request, personally delivered or telecopied as provided herein) from a Borrowing Officer to Lender that specifies the amount of the Advance to be made, the Advance Date, the new or used Inventory to be financed, the Vendor, and such other information as Lender shall request from time to time, shall be treated as a request for an Advance.  No Advance Date for any requested Advance may be other than a Business Day and a request for an Advance must be given prior to 11:00 a.m., Local Time, two Business Days prior to the Advance Date for such Advance.  Subject to the terms of Section 11 and the other provisions of this Agreement, Floorplan Loan Advances will be funded in accordance with Lender’s procedures.

5.1.8.                              Termination of Floorplan Loan Facility.  The Floorplan Loan Facility is a discretionary facility and may be terminated by Lender with respect to any future Floorplan Loans which have not been funded (whether or not an Approval has been issued) at any time by Lender upon written notice to the Borrower in accordance with this Section 5.1.8.  In addition to any other rights and remedies that Lender may have in this Agreement, including, without limitation, if there is an Existing Default and all rights and remedies set forth in Section 17.3 and in this Section, Lender may, at any time, whether or not there is an Existing Default, elect to terminate the Floorplan Loan Facility, and Borrower agrees that if there is no Existing Default, sixty (60) days prior notice of termination is reasonable and sufficient (although this provision shall not be construed to mean that shorter periods may not, in particular circumstances, also be reasonable and sufficient) and Lender will continue to fund Advances for Approvals issued on or before the expiration of such sixty (60) day period and repayment shall be in immediately available funds in accordance with the applicable Transaction Statement and billing statement.  Borrower will not be relieved from any obligation to Lender arising out of Floorplan Loans made before the effective termination date of the Floorplan Loan Facility or made after the effective termination date of the Floorplan Loan Facility in connection with Approvals issued on or before such effective termination date.  Notwithstanding a termination of the Floorplan Loan Facility, Lender will retain all of its rights, interests and remedies hereunder and in all Collateral until Borrower has made Payment in Full.  The effective date of the termination of the Floorplan Loan Facility in accordance with this Section 5.1.8 shall be deemed the “Floorplan Termination Date”.

5.1.9.                              Repurchase Agreements.  Lender may enter into agreements with the Vendors who will be receiving proceeds of the Floorplan Loan Facility (each being a “Vendor Agreement” and collectively, the “Vendor Agreements”).  Lender makes no representation or warranty regarding the Vendor Agreements, including, without limitation regarding the enforceability thereof, whether any particular item of Inventory purchased by Borrower is subject to repurchase rights, or any repurchase rights that may be set forth therein.  Borrower acknowledges and agrees that Lender may take or refrain from taking any actions under or in connection with the Vendor Agreements in Lender’s commercially reasonable judgment.

5.1.10.                       Existing Transaction Statements and Approvals.  Pursuant to each of the Prior AWF’s, Transaction Statements and Approvals may have been issued by CDF (as such term is defined thereunder) or Administrative Agent (as such term is defined thereunder)  in favor of Borrower which remain outstanding.  Simultaneously with the execution and delivery by Borrower of this Agreement, all outstanding Transaction Statements and Approvals under the Prior AWF’s shall be deemed to have been ratified by and re-issued under this Agreement.  To the extent a Transaction Statement represents an outstanding advance under the Prior AWF’s, the same shall be deemed the initial Floorplan Loan Advance under the Floorplan Loan Facility, without further action on the part of Borrower, Lender or any Vendor.

5.1.11.                       LKE Inventory.  No Inventory financed by a Floorplan Loan shall be subject to a like-kind exchange, unless such Inventory is paid for in full prior to being subject to any like-kind exchange.

5.2.                            Increase in Floorplan Loan Facility.

5.2.1.                              The Borrower may, at its option at any time and from time to time before the Floorplan Loan Maturity Date, on no more than two occasions (or more occasions at Lender’s discretion) at anytime on or before the Termination Date, seek to increase the Floorplan Loan Facility by up to an aggregate amount not exceeding One Hundred Million Dollars ($100,000,000.00) upon written notice to Lender (which notice shall specify the amount of any such incremental increase), and any such notice shall be delivered at a time when no Event of Default has occurred and is continuing.  Lender may sell participations to such financial institutions as Lender may choose in its sole discretion to fund any such incremental increase. There is no commitment by Lender to provide any such incremental increase.

5.2.2.                              No increase in the Floorplan Loan Facility shall become effective until: (1) Lender has, in its sole discretion agreed to such increase stating the amount of the Floorplan Loan Facility increase and has obtained credit approval for such increase, (2) the Borrower accepts in writing such increased facility amount in writing, as the case may be; (3) Borrower shall have delivered to Lender such amendments, certificates and other agreement as Lender may request in its sole discretion, (4) Borrower shall have delivered to Lender an opinion of Borrower’s outside counsel in form and substance satisfactory to Lender in its sole discretion, (5) if Lender chooses to sell participations, Lender shall have entered into participations agreements with third party financial institutions acceptable to it in its sole discretion, and (6) Borrower has agreed in writing to pay any fee required by Lender in connection with such increase.  Any such amendments to the Loan Documents and any such fees payable by Borrower shall be agreed to in writing by Borrower.

5.3.                            Termination.

5.3.1.                              At any time an Event of Default has occurred and is continuing, Lender may, without notice or demand to Borrowers or any other Covered Person, terminate the Floorplan Loan Facility, accelerate the Loan Obligations or take such other actions as they may have hereunder (including Section 17.3), the other Loan Documents or at law or at equity.

5.3.2.                              Borrower may at any time terminate Floorplan Loan Facility by giving written notice to Lender if and only if Borrower repays in full and in cash all of the Loan Obligations within 60 days of Lender’s receipt of such notice, including Floorplan Loan Advances that may be made with respect to any Approval issued during such 60 day period, and such termination shall be effective on or before the end of such 60 day period.  Notwithstanding a termination, Lender will retain all of its rights, interests and remedies hereunder and in all Collateral until Payment in Full.

5.3.3.                              Subject to the terms hereof, within five business days of Borrower’s request (which Borrower may request at any time), Lender shall provide a written payoff letter in form and content acceptable to Lender setting forth the amount required to be paid (or cash collateralized in the case of Approvals) for Payment in Full (subject to per diem amounts, additional Advances made or Approvals given or payments received after the date thereof, together with all fees, costs and expenses owing to Lender hereunder and the other Loan Documents), which letter shall provide that Lender agrees to release the Security Interest granted hereunder upon Payment in Full in same day funds of such amount.

6.                                      Interest; Yield Protection.

6.1.                            Interest on the Floorplan Loan.

6.1.1.                              The term “Three Month LIBOR” with respect to any Transaction Statement, shall have the following meaning, regardless of any other definition that may appear in a Transaction Statement from time to time: the term “Three Month LIBOR” in such Transaction Statement shall mean, for any calendar month the Three Month LIBOR Rate published in the “Money Rates” column of the Wall Street Journal on the first Business Day of such month. After Maturity or upon the occurrence and during the continuance of an Event of Default, and if Lender so determines in its absolute discretion, Indebtedness under each Transaction Statement shall bear interest at the default or post-maturity rate described therein (but not greater than at the rate which would otherwise apply under such Transaction Statement plus 2.0%).  In the event no default or post-maturity rate is specified in any Transaction Statement, then after Maturity or upon the occurrence and during the continuance of an Event of Default, and if Lender so determines in its absolute discretion, the Indebtedness under such Transaction Statement shall bear interest at the rate which would otherwise apply under such Transaction Statement plus 2.0%.

6.1.2.                              Borrower and Lender agrees that certain financial terms of any Floorplan Loan Advance made under this Agreement, whether regarding finance charges, other fees, maturities, curtailments or other financial terms, are not set forth herein because such terms depend, in part, upon the availability of Vendor discounts, payment terms or other incentives, prevailing economic conditions, Lender’s floorplanning volume with Borrower and with Borrower’s Vendors, and other economic factors which may vary over time.  Borrower, and Lender further agree that it is therefore in their mutual best interest to set forth in this Agreement only the general terms of the Floorplan Loan Facility.  Upon agreeing to finance a particular item of Inventory for Borrower, Lender will send Borrower a transaction statement identifying such Inventory and the applicable financial terms (each being a “Transaction Statement”).  Lender may change any aspect or portion of any Transaction Statement.  Unless Borrower notifies Lender in writing of any objection within thirty (30) days after the earlier to occur of the date a Transaction Statement is made available to Borrower or the date a Transaction Statement is sent to Borrower:  (a) the amount shown on such Transaction Statement will be an account stated; (b) Borrower will have agreed to all rates, charges and other terms shown on such Transaction Statement; (c) Borrower will have agreed that Lender is financing the items of Inventory referenced in such Transaction Statement at Borrower’s request; and (d) such Transaction Statement will be incorporated herein by reference, will be made a part hereof as if originally set forth herein, and will constitute an addendum hereto.  If Borrower objects to the terms of any Transaction Statement, Borrower agrees to pay Lender for such Inventory in accordance with the most recent terms for similar Inventory to which Borrower has not objected (or, if there are no prior terms, at the lesser of the then agreed upon rate between Lender and Borrower as set forth in any Interest Rate and Fee Letter and 16.00% per annum or at the maximum lawful contract rate of interest permitted under applicable law).

6.1.3.                              Borrower will pay the interest, fees, and finance charges to Lender on the outstanding principal amount of the Floorplan Loans, respectively, at the rate(s) and in the amount(s) shown on the applicable Transaction Statement, unless Borrower objects thereto as provided in Section 6.1.2.  All such amounts (whether interest, fees or late charges, but excluding principal) due and owing as set forth in each Transaction Statements shall be retained by Lender.  The finance charges attributable to the rate shown on each Transaction Statement will:  (a) be computed based on a 360 day year; (b) be calculated by multiplying the Daily Charge (as defined below) by the actual number of days in the applicable billing period; and (c) accrue at the applicable interest rate set forth in the applicable Transaction Statement (which such rate may be zero percent for a period of time) from the invoice date of the Collateral identified on such Transaction Statement until Lender receives full payment as provided in this Agreement for each item of such Collateral.  The “Daily Charge” is the product of the Daily Rate (as defined below) multiplied by the Average Daily Balance (as defined below).  The “Daily Rate” is the quotient of the annual rate shown on each Transaction Statement divided by 360, or the monthly rate shown on each Transaction Statement divided by 30.  The “Average Daily Balance” is the quotient of (i) the sum of the outstanding principal under the Floor Plan Facility on each day of a billing period for each item of Collateral identified on a Transaction Statement, divided by (ii) the actual number of days in such billing period.  With respect to the Floorplan Loans, the annual percentage rate of the finance charges relating to any item of Collateral financed thereby will be calculated from the invoice date of such Collateral (which rate may be zero percent for a period of time), regardless of any period during which any finance charge subsidy shall be paid or payable by any third party.

6.1.4.                              Lender will send Borrower a monthly billing statement identifying all charges, including any late fees assessed, due to Lender.  The charges specified on each billing statement will be (1) due and payable in full immediately on receipt, and (2) an account stated, unless Lender receives Borrower’s written objection thereto within fifteen (15) days after it is transmitted or otherwise sent to Borrower. If Lender does not receive, by the 25th day of any given month, payment of all charges accrued to Borrower’s account with Lender during the immediately preceding month, Borrower will (to the extent allowed by law) pay Lender a late fee equal to the greater of $5 or 5% of the amount of such charges (payment of such fee does not waive the default caused by the late payment). Lender may adjust the billing statement at any time to conform to applicable law and this Agreement.

6.2.                            Interest on Floorplan Loans.  Borrower and Lender acknowledges and agrees that the rate of return paid on any Floorplan Loan is dependent on numerous factors, including discounts and subsidies offered by the Vendors.

6.3.                            Adjusted LIBOR Rate.  The “Adjusted LIBOR Rate” for any LIBOR Loan is the Three-Month LIBOR Rate plus the LIBOR Increment.  The “LIBOR Increment” shall be the amount set forth in the Interest Rate and Fee Letter and defined therein as the “LIBOR Increment.”  The interest rate paid by Borrower on the Floorplan Loan is the interest rate described in each Transaction Statement, as provided in Section 6.1.

6.4.                            Time of Accrual.  Interest shall accrue on all principal amounts outstanding from the date when first outstanding to the date when no longer outstanding.  Amounts shall be deemed outstanding until payments are applied thereto as provided herein.

6.5.                            Computation.  Interest shall be computed for the actual days elapsed over a year deemed to consist of 360 days for all LIBOR Loans.  The Three-Month LIBOR Rate will be determined by Lender before the initial Advance on the Effective Date and with respect to LIBOR Loans, and on the first Business Day of each calendar month thereafter.  Interest rates that are based on the Three-Month LIBOR Rate shall be effective for the entire calendar month for which such rate is determined.

6.6.                            Rate After Maturity and Rate After An Event of Default.  The default rate on the Floorplan Loans is described in Section 6.1.1.

6.7.                            Taxes.

6.7.1.                              Any and all payments by the Borrower to or for the account of Lender hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of Lender, Taxes imposed on its income, and franchise Taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which Lender (or its Applicable Lending Office) is organized or any political subdivision thereof.  If the Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) the Borrower shall furnish to Lender , at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof or other evidence satisfactory to Lender .

6.7.2.                              In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Impositions”), except income Taxes and franchise Taxes imposed by any jurisdiction referred to in Section 6.7.1.

6.7.3.                              The Borrower agrees to indemnify Lender for the full amount of Taxes and Impositions (including, without limitation, any Taxes or Impositions imposed or asserted by any jurisdiction on amounts payable under this Section) that are required to be paid by the Borrower hereunder but are paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that Lender shall not have any obligation to pay any such Taxes, Impositions or other liability.

6.7.4.                              Within thirty (30) days after the date of any payment of Taxes described in this Section 6.7, the Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing such payment or other evidence of payment satisfactory to v.

6.7.5.                              Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the termination of the Floorplan Loan Facility and the payment in full in cash of the Loan Obligations.

6.8.                            Compensation for Increased Costs and Reduced Returns; Capital Adequacy.

6.8.1.                              If, after the date hereof, Lender shall have reasonably determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of Lender or any corporation controlling Lender as a consequence of Lender’s obligations hereunder to a level below that which Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to Lender such additional amount or amounts as will reasonably compensate Lender for such reduction.

6.8.2.                              Lender shall promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to it.  If Lender is claiming compensation under this Section it shall furnish to the Borrower a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error.  In determining such amount, Lender may use any reasonable averaging and attribution methods.  Lender agrees, with respect to the provisions of this Section, to treat Borrower in a manner substantially similar to that of its other similarly situated customers.

6.9.                            Usury.  Notwithstanding any provisions to the contrary in Section 6 or elsewhere in any of the Loan Documents, Borrower shall not be obligated to pay interest at a rate which exceeds the maximum rate permitted by Law.  If, but for this Section 6.9, Borrower would be deemed obligated to pay interest at a rate which exceeds the maximum rate permitted by Law, or if any of the Loan Obligations is paid or becomes payable before its originally scheduled Maturity and as a result Borrower has paid or would be obligated to pay interest at such an excessive rate, then (i) Borrower shall not be obligated to pay interest to the extent it exceeds the interest that would be payable at the maximum rate permitted by Law; (ii) if the outstanding Loan Obligations have not been accelerated as provided in Section 17.3.2, any such excess interest that has been paid by Borrower shall be refunded; (iii) if the outstanding Loan Obligations have been accelerated as provided in Section 17.3.2, any such excess that has been paid by Borrower shall be applied to the Loan Obligations as provided in Section 17.4; and (iv) the effective rate of interest shall be deemed automatically reduced to the maximum rate permitted by Law.

7.                                      Payments.

7.1.                            Scheduled Payments on Loans; Applications to Loans.

7.1.1.                              Interest.  Borrower shall pay to Lender , all interest, fees and charges accrued on the Floorplan Loan in accordance with the Transaction Statements.

7.1.2.                              Principal.  Borrower will immediately pay Lender the principal indebtedness owed Lender on each item of Collateral financed by Lender (as shown on the Transaction Statement identifying such Collateral) under the Floorplan Loan Facility on the earliest occurrence of any of the following events:  (a) when such Collateral is (i) lost, (ii) stolen, or (iii) damaged and no longer merchantable; (b)  in strict accordance with any curtailment schedule for such Collateral (as shown on the Transaction Statement identifying such Collateral); (c) for Collateral financed under Scheduled Payment Program (“SPP”) terms (as shown on the Transaction Statement identifying such Collateral), or in accordance with Sections 5.1.5 or 5.1.6, in strict accordance with the installment payment schedule; and (d) when otherwise required under the terms of any financing program agreed to in writing by the Borrower Lender.  Any third party discount, rebate, subsidy, bonus or credit granted to Borrower for any Collateral will not reduce the Loan Obligations until Lender has received payment as provided in this Agreement.  The Floorplan Shortfall, if any, will remain in effect, until the next determination of the Floorplan Shortfall by Lender.  Lender may determine the Floorplan Shortfall as often as it chooses in its sole discretion.  Borrower shall pay all amounts owing to Lender under the Floorplan Loan Facility as set forth herein and in the Transaction Statement.

7.1.3.                              Maturity.  Borrower shall repay the entire amount of the Floorplan Loan on the Floorplan Termination Date or as specified elsewhere in this Agreement (such date being, the “Floorplan Loan Maturity Date”), plus cash collateral equal to 100% of any unfunded Approvals, in which case such Approvals shall be otherwise paid in accordance with the applicable Transaction Statements.

7.2.         Prepayments.

7.2.1.          Voluntary Prepayments.  Subject to the limitations in the following sentences, except for mandatory prepayments and funds received by Lender as contemplated by Section 7.1, Borrower may wholly prepay any Floorplan Loan at any time and may make a partial prepayment thereon from time to time, without penalty or premium if Borrower pays any amount that is due as a consequence of the prepayment of any LIBOR Loan and as otherwise provided for in this Agreement.  All such prepayments, unless otherwise expressly stated in writing by Borrower to Lender prior to the making of such prepayment, will be deemed made on the Floorplan Loan until it is reduced to zero (with, in each case, the payment of any and all penalties and premiums due hereunder in connection therewith), and will be applied by Lender to reduce the Floorplan Loans.

7.2.2.          Mandatory Prepayments.  On any date that the sum of the Floorplan Loans plus unfunded Approvals exceeds the Floorplan Loan Facility, then the Borrower shall, on such date, pay such excess to Lender and failure to pay such excess on such date shall be an immediate Event of Default.  In addition, on any date that the sum of the Floorplan Loans, the unfunded Approvals, and the Floorplan Shortfall exceeds the Floorplan Inventory Value, then the Borrower shall immediately make a payment of the amount of such excess to Lender and failure to pay such excess on such date shall be an immediate Event of Default.

7.2.3.          Other Mandatory Prepayments.

7.2.3.1.               Insurance Proceeds.  All Insurance Proceeds relative to the Personal Property Collateral shall be deposited with Lender and shall be applied by Lender to the Loan Obligations.  Lender is hereby authorized to participate in any proceeding for the condemnation or other taking of any of Borrower’s Personal Property Collateral and Borrower from time to time will deliver to Lender all instruments reasonably requested by Lender to permit such participation.

Every prepayment under this Section  shall be applied to reduce the Floorplan Loans to zero.

7.3.         Manner of Payments and Timing of Application of Payments.

7.3.1.          Payment Requirement.  Unless expressly provided to the contrary elsewhere herein, Borrower shall make each payment on the Loan Obligations to Lender as required under the Loan Documents at the Applicable Lending Office of Lender on the date when due, without deduction, set-off or counterclaim (provided, however, the making of such payment shall not constitute a waiver by Borrower of counterclaims arising from the willful misconduct or gross negligence of Lender).  All such payments will be applied to the Loan Obligations as provided herein.

7.3.2.          Application of Payments and Proceeds.  All immediately available funds collected at or before 12:00 noon (Local Time) on a Business Day, will be applied to the Loan Obligations as provided herein.  Such funds received on a day that is not a Business Day, or if on a Business Day, after 12:00 noon (Local Time), will be deemed received on the immediately following Business Day, and applied to the Loan Obligations as provided herein.  The amount so received Lender will be applied by Lender to the relevant Loan Obligation on the Business Day when received.  Borrower will also pay to

Lender , such fees as Lender generally charges its customers for each check returned unpaid for insufficient funds (an “NSF check”) (such payment repays Lender’s estimated administrative costs; it does not waive any Default or Event of Default caused by the NSF check).

7.3.3.          Interest Calculation.  Interest shall begin accruing, and be owing and payable on an Advance on the day such Advance is made by Lender (provided, however, that interest on the Floorplan Loan shall begin accruing on the date of the applicable invoice, as provided in the applicable Transaction Statement at the applicable rate set forth therein (which rate may be zero percent for a period of time)).  Section 7.3.2 notwithstanding, for purposes of interest calculation only, (i) a payment by check, draft or other instrument received on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the third following Business Day, (ii) a payment received by ACH (Automatic Clearing House) received on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the same Business Day, and (iii) a payment received by wire transfer received on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the Business Day when it is received.  Borrower acknowledges that payments in cash on the Loan Obligations will not be accepted by Lender.

7.4.         Returned Instruments.  If a payment is made by check, draft or other instrument and the check, draft or other instrument is returned unpaid, any application of the payment to the Loan Obligations will be reversed and will be treated as never having been made.

7.5.         Compelled Return of Payments or Proceeds.  If Lender is for any reason compelled to surrender any payment or any proceeds of the Collateral because such payment or the application of such proceeds is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible set-off, or a diversion of trust funds, then this Agreement and the Loan Obligations to which such payment or proceeds was applied or intended to be applied shall be revived as if such application was never made; and Borrower shall be liable to pay to Lender, and shall indemnify Lender for and hold Lender harmless from any loss with respect to, the amount of such payment or proceeds surrendered.  This Section shall be effective notwithstanding any contrary action that Lender may take in reliance upon its receipt of any such payment or proceeds.  Any such contrary action so taken by Lender shall be without prejudice to Lender’s rights under this Agreement and shall be deemed to have been conditioned upon the application of such payment or proceeds having become final and indefeasible.  The provisions of this Section shall survive termination of the Floorplan Loan Facility and the indefeasible payment and satisfaction of all of the Loan Obligations.

7.6.         Due Dates Not on Business Days.  If any payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed automatically due on the preceding Business Day.

8.             Procedure for Obtaining Advances.

8.1.         Initial Advances.   The manner of disbursement shall be subject to Lender’s approval.  Lender will fund the initial Floorplan Loan in accordance with its policies and procedures.

8.2.         Subsequent Floorplan Loan Advances.  Lender will fund subsequent Floorplan Loan in accordance with its policies and procedures and subject to the terms and conditions of this Agreement.  No requested Floorplan Loan Advance shall violate any provision of this Agreement, including, without limitation, 7.2.2.

8.2.1.          Lender’s Right to Make Other Certain Advances.

8.2.1.1.               Payment of Loan Obligations.  Lender shall have the right to make Advances at any time and from time to time to cause timely payment of any of the Loan Obligations, including without limitation, to pay any fees, interest or principal on the Floorplan Loan, and to pay any other fees owing to Lender; provided, however, with respect to third party fees, if there is no Existing Default, Lender shall use its reasonable efforts to give prior notice to the Borrower of the payment of any such fees from an Advance (but shall have no liability for its failure to notify Borrower, and any such failure shall not give rise to a claim or cause of action by Borrower against Lender).  If there is no Existing Default, Lender shall use reasonable efforts to notify Borrower (but shall have no liability for its failure to notify Borrower and such failure shall not give rise to a claim or cause of action by Borrower Lender) on the day it makes an Advance to pay any interest owing hereunder.  Lender may select the Advance Date for any such Advance, but such Advance Date may only be a Business Day.  Lender will give notice to Borrower after any such Advance is made.

8.2.1.2.               Payments to Other Creditors.  If Lender becomes obligated to reimburse or pay to any creditor of Borrower any amount in order to (i) obtain a release of such creditor’s Security Interest in any of the Collateral, other than Permitted Security Interests, or (ii) otherwise satisfy an Obligation of Borrower to such creditor to the extent not indefeasibly satisfied by the initial Advances, then Lender shall have the right (but shall have no obligation) to make Advances for that purpose.  Lender may select the Advance Date for any such Advance, but such Advance Date may only be a Business Day.  Lender will give notice to Borrower after any such Advance is made.

8.3.         Disbursement.  Provided that all conditions precedent herein to a requested Advance have been satisfied, Lender will make the amount of such requested Advance available to the appropriate Vendor or to Borrower, on the applicable Advance Date in immediately available funds in Dollars at the Applicable Lending Office.

8.4.         Restrictions on Advances.  Advances will only be made for the purposes permitted in Section 14.1.

8.5.         Each Advance Request a Certification.  Each submittal of a request for an Advance by a Borrowing Officer shall constitute a certification by Borrower that (i) there is no Existing Default, (ii) all conditions precedent hereunder to the making of the requested Advance have been satisfied, and (iii) the Representations and Warranties are then true, with such exceptions as have been disclosed to Lender in writing by the Covered Person making such Representations and Warranties from time to time and are satisfactory to Lender, and will be true on the Advance Date, as applicable, as if then made with such exceptions.

8.6.         Requirements for Every Advance Request.  Subject to the terms of Section 11 and the other provisions of this Agreement, Floorplan Loan Advances will be funded in accordance with Lender’s procedures.

8.7.         Exoneration of Lender.  Lender shall not incur any liability to Borrower for treating a request that meets the express requirements of Sections 8.6, as a request for an Advance Lender believes in good faith that the Person making the request is a Borrowing Officer of Borrowing

Agent.  Lender shall not incur any liability to Borrower for failing to treat any such request as a request for an Advance Lender believes in good faith that the Person making the request is not a Borrowing Officer of Borrowing Agent.

9.             Security Interest in Personal Property Collateral; Security.

9.1.         Grant of Security Interest; Landlord Consents.

As security for the payment and performance of the Loan Obligations, Borrower hereby grants to Lender, a first priority security interest in all of the Personal Property Collateral.  Borrower shall on the Execution Date and from time to time thereafter execute and deliver, or cause to be executed and delivered, to Lender such additional security agreements and other security documents as they relate to the Collateral as reasonably requested by Lender from time to time, including, without limitation, the following documents, each in form and substance satisfactory to Lender: with respect to any real property leased (whether pursuant to a lease, bailment or otherwise) by Borrower or any other Covered Person on which Collateral valued in excess of $50,000 is located, whether on, prior to or after the Effective Date, Borrower shall cause to be delivered to Lender such landlord consents and/or warehousemen’s letters as Lender shall reasonably request.

10.          Power of Attorney.  Each Borrower hereby authorizes (and shall cause each other Covered Person to do the same) Lender and irrevocably appoints Lender (acting by any of its officers) as such Borrower’s agent and attorney-in-fact (which appointment is coupled with an interest and is therefore irrevocable) to do any of the following until Payment in Full:

10.1.       At any time while there is an Existing Default, (i) demand payment of any Account that is Collateral; (ii) enforce payment of any such Account by legal proceedings or otherwise; (iii) exercise all of such Borrower’s rights and remedies in proceedings brought to collect any such Account; (iv) sell or assign any such Account upon such terms, for such amount and at such time or times as Lender deems advisable; (v) settle, adjust, compromise, extend or renew any such Account; (vi) discharge and release any such Account; (vii) prepare, file and sign such Borrower’s name on any proof of claim in bankruptcy or other similar documents against an Account Debtor with respect to such an Account; (viii) notify the postal authorities of any change of the address for delivery of such Borrower’s mail to any address designated by Lender and open and process all mail addressed to such Borrower; (ix) endorse such Borrower’s name on any verification of such Accounts and notices thereof to Account Debtors; (x) make one or more Floorplan Loan Advances to pay the costs and expenses of any of the foregoing; and (xi) do anything that Lender deems necessary in its reasonable discretion to assure that the Loan Obligations are fully and indefeasibly paid and satisfied in cash and that Borrower complies with each covenant and agreement contained herein and in the other Loan Documents.

10.2.       At any time while there is an Existing Default, (i) take control in any manner of any item of payment or proceeds of any Account that is Collateral; (ii) have access to any lockbox or postal box into which such Borrower’s mail is deposited; (iii) endorse such Borrower’s name upon any items of payment with respect to such Accounts and deposit the same in the Cash Collateral Account and apply the proceeds thereof to the Loan Obligations as provided herein; (iv) endorse such Borrower’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account that is Collateral or other item of the Collateral; and (v) execute in such Borrower’s name and on such Borrower’s behalf any financing statement or amendments thereto, or such mortgages, deeds of trust or other security documents deemed necessary or appropriate by Lender to assure the perfection or continued perfection of Lender’s Security Interests in the Collateral.  If Lender by exercising its rights in this Section receives mail not containing Collateral, Lender will use its reasonable efforts to return such mail to the Parent within three (3) Business Days of its receipt thereof, provided however, Lender shall have no liability for the failure to so return such mail unless such failure was willful.

The foregoing power of attorney and authorization shall be deemed irrevocable, but shall be automatically revoked only upon Payment in Full.

11.          Conditions of Lending.

11.1.       Conditions to Initial Advance.  Lender will have no obligation to fund the initial Floorplan Loan Advance or any subsequent Floorplan Loan Advance unless the following conditions are satisfied or waived by Lender:

11.1.1.        Listed Documents and Other Items.  Lender shall have received on or before the Effective Date all of the documents and other items listed or described in Exhibit 11.1.1 hereto, with each being satisfactory to Lender and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated.

11.1.2.        Financial Condition.  Lender shall have determined to its satisfaction that the Financial Statements of Borrower for the period ended April 30, 2009 (the “Initial Financial Statements”), and the projections of Borrower’s financial condition, results of operations, and cash flow statements of Borrower for the period ending as of January 31, 2010 (the “Proforma Financial Statements”, as furnished to Lender and other information furnished to Lender by Borrower (i) for the periods ended on or before the Effective Date, fairly and accurately reflect the business and financial condition of Borrower, its cash flows and the results of its operations for such periods in accordance with GAAP, and (ii) for the periods that will end after the Effective Date, fairly forecast on a reasonable basis and in Borrower’s good faith the business and financial condition of Borrower, its cash flows, and the results of its operations for such periods in accordance with GAAP.

11.1.3.        Default.  There shall be no Existing Default and no Default or Event of Default will occur as a result of such Advance being requested or made or the application of the proceeds thereof.

11.1.4.        Perfection of Security Interests.  Every Security Interest required to be granted by Borrower to Lender under Section 9 shall have been perfected and shall be, except for Permitted Security Interests, as otherwise satisfactory to Lender, a first priority Security Interest.

11.1.5.        Representations and Warranties.  The Representations and Warranties shall be true and correct, with such exceptions as are set forth in the Disclosure Schedule.

11.1.6.        Material Adverse Change.  Since the date of the last audited Financial Statements delivered to Lender for the period ending January 31, 2009, there shall not have been any change which has had or is reasonably likely to have a Material Adverse Effect.

11.1.7.        Pending Material Proceedings.  There shall be no pending Material Proceedings.

11.1.8.        Payment of Fees.  Borrower shall have paid and reimbursed to Lender all fees, costs and expenses that are payable or reimbursable to Lender hereunder on or before the Effective Date.

11.1.9.        Other Items.  Lender shall have received such other consents, approvals, opinions, certificates, documents or information as it reasonably deems necessary to issue an Approval as necessary, including releases or intercreditor agreements acceptable to Lender from any Person holding or purporting to hold a Security Interest in any of the Collateral.

11.2.       Conditions to Subsequent Advances.  Lender will have no obligation to fund any Advance and after the initial Floorplan Loan Advance, unless the following conditions are satisfied or waived by Lender:

11.2.1.        General Conditions.  All of the conditions to the initial Advances in Section 11.1 (except the condition in Section 11.1.5) shall have been and shall remain satisfied.

11.2.2.        Representations and Warranties.  The Representations and Warranties are then true, with such exceptions as have been disclosed to Lender in writing by Borrower or each Guarantor from time to time and are satisfactory to Lender, and will be true as of the time of such Advance, as if then made with such exceptions.

11.2.3.        Approvals.  With regards to a Floorplan Loan Advance, an Approval has been issued by Lender.

11.2.4.        Default.  There shall be no Existing Default and no Default or Event of Default will occur as a result of such Advance being requested or made or the application of the proceeds thereof.

11.2.5.        Releases or Intercreditor Agreements.  Releases or intercreditor agreements acceptable to Lender from any Person holding or purporting to hold a Security Interest in any of the Collateral.

12.          Representations and Warranties.  Except as otherwise described in the Disclosure Schedule attached hereto as Exhibit 12 as updated from time to time pursuant to the provisions hereof, Borrower represents and warrants to Lender, as follows:

12.1.       Organization and Existence.  Each Covered Person is duly organized and existing in good standing under the Laws of the state of its organization and is duly qualified to do business and is in good standing in every state where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify will not have a Material Adverse Effect.  Each Covered Person has the power and authority to own its properties and carry on its business as now being conducted.  Section 12.1 of the Disclosure Schedule, as updated from time to time as permitted herein, set forth (a) the Borrower’s and each other Covered Person’s jurisdiction of organization, (b) the location of the Borrower’s and each other Covered Person’s chief executive office, (c) the Borrower’s and each other Covered Person’s exact legal name as it appears on its organizational documents, (d) all prior legal names and trade names of each Borrower and each other Covered Person since January 1, 2001, (e) the Borrower’s and each other Covered Person’s organizational identification number (to the extent the Borrower’s and each other Loan Party’s is organized in a jurisdiction which assigns such numbers), and (f) the Borrower’s and each other Covered Person’s federal employer identification number.

12.2.       Authorization.  Each Covered Person is duly authorized to execute and perform every Loan Document to which such Covered Person is a party, and Borrower is duly authorized to borrow hereunder, and this Agreement and the other Loan Documents have been duly authorized by all requisite corporate action (or in the case of Covered Persons which are not corporations, other organizational action) of each Covered Person.  No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with any Covered Person’s execution, delivery or performance of this Agreement and the other Loan Documents to which it is a party, except for those already duly obtained.

12.3.       Due Execution.  Every Loan Document to which a Covered Person is a party has been executed on behalf of such Covered Person by a Person duly authorized to do so.

12.4.       Enforceability of Obligations.  Each of the Loan Documents to which a Covered Person is a party constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms, except to the extent that the enforceability thereof against such Covered Person may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or by equitable principles of general application.

12.5.       Burdensome Obligations.  No Covered Person is a party to or bound by any Contract or is subject to any provision in the Charter Documents of such Covered Person which, if performed by such Covered Person, could reasonably be likely to result in a Default or Event of Default.

12.6.       Legal Restraints.  The execution and performance of any Loan Document by a Covered Person does not and will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law applicable to such Covered Person, and does not and will not, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Covered Person’s property.

12.7.       Labor Contracts and Disputes.  There is no collective bargaining agreement or other labor contract covering employees of a Covered Person.  To Borrower’s Knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of a Covered Person.  There is no pending or, to Borrower’s knowledge, threatened, strike, work stoppage or other material labor dispute against or affecting any Covered Person or its employees, which has had or could reasonably be likely to have a Material Adverse Effect.

12.8.       No Material Proceedings.  There are no Material Proceedings pending or, to the Borrower’s Knowledge, threatened.

12.9.       Material Licenses.  All Material Licenses have been obtained or exist for each Covered Person.

12.10.     Compliance with Material Laws.  Each Covered Person is in compliance with all Material Laws.  Without limiting the generality of the foregoing:

12.10.1.     General Compliance with Environmental Laws.  The operations of every Covered Person comply with all applicable Environmental Laws except where the failure to be in compliance would not reasonably be likely to have a Material Adverse Effect.

12.10.2.     Proceedings.  None of the operations of any Covered Person are the subject of any written judicial or administrative complaint, order or proceeding alleging the violation of any applicable Environmental Laws which could reasonably be likely to have a Material Adverse Effect.

12.10.3.     Investigations Regarding Hazardous Materials.  To Borrower’s Knowledge, none of the operations of any Covered Person are the subject of investigation by any Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, the results of which have or could reasonably be likely to have a Material Adverse Effect or reduce materially the value of the Collateral.

12.10.4.     Notices and Reports Regarding Hazardous Materials.  No written notice or report under any Environmental Law indicating a past or present spill or release into the environment of any Hazardous Material has been filed within the four years ending on the Execution Date, or is required to be filed, by any Covered Person with any Governmental Authority.

12.10.5.     Hazardous Materials on Real Property.  No Covered Person has at any time, and to Borrower’s Knowledge, no other Person has at any time during any Covered Person’s occupancy of such real property, transported, stored, disposed of, generated or released any Hazardous Material on the surface, below the surface, or within the boundaries of any real property owned or operated by such Covered Person or any improvements thereon in violation of applicable Law except where such violation is not reasonably likely to have a Material Adverse Effect.  No property of any Covered Person is subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a spill or release of Hazardous Material into the environment.

12.10.6.     Environmental Property Transfer Acts.  No environmental property transfer acts are applicable to the transactions contemplated by this Agreement and each Covered Person has provided all notices and obtained all necessary environmental permit transfers and consents, if any, required in order to consummate the transactions contemplated by this Agreement, to perfect Lender’s Security Interests and to operate such Covered Person’s business as presently or proposed to be operated, except in any case where the failure to provide such notices, obtain such permits or consents could not reasonably be likely to have a Material Adverse Effect.

12.11.     Other Names.  Except as disclosed in the Disclosure Schedules or in writing to Lender from time to time with no less than thirty (30) days prior written notice to Lender (unless Lender agrees in writing to a shorter period) (i) no Covered Person has used any name other than the full name which identifies such Covered Person in this Agreement, and (ii) the only trade name or style under which a Covered Person sells Inventory or creates Accounts, or to which instruments in payment of Accounts are made payable, is the name which identifies such Covered Person in this Agreement.

12.12.     Prior Transactions.  Except as described in section 12.12 of the Disclosure Schedule except for Permitted Acquisitions (including, transactions contemplated by the last proviso in Section 15.17), since the Effective Date, no Covered Person has been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

12.13.     Capitalization.  Other than with respect to Parent, each Covered Person’s authorized capital stock, partnership interests and membership interests and issued and outstanding capital stock, partnership interests and membership interests is as described in section 12.13 of the Disclosure Schedule; provided, however, Borrower shall update the Disclosure Schedule with respect to any newly-created Subsidiary (in each case, with obtaining the prior written consent of Lender, and Borrower shall comply with the terms of Section 15.17 hereof); and all issued and outstanding shares, partnership interests and membership interests of each Covered Person are validly issued and outstanding, fully paid and non-assessable, and are owned beneficially and of record by the Persons listed.

12.14.     Solvency.  Each Borrower is Solvent prior to and after giving effect to, the making of each Advance and after giving effect to the contribution provisions of Section 17.3.9.

12.15.     Projections.  The projections of Borrower’s financial condition, results of operations, and cash flow for the period through January 31, 2010, a copy of which have been delivered to Lender, represent Borrower’s good faith estimate of Borrower’s future financial performance for the periods set forth therein.  Such projections have been prepared on the basis of the assumptions set forth therein reasonably believed by Borrower in good faith to be fair and reasonable.

12.16.     Financial Statements.  The Financial Statements are complete and correct in all material respects, have been prepared in accordance with GAAP, and fairly reflect the financial condition, results of operations and cash flows of the Persons covered thereby as of the dates and for the periods stated therein.

12.17.     No Change in Condition.  Since the date of the initial Financial Statements and the Financial Statements delivered to Lender as required herein, there has been no change which has had or could reasonably be likely to have a Material Adverse Effect.

12.18.     No Defaults.  No Covered Person is in breach or violation under any Material Agreement or any Material Obligation of such Covered Person.  No Default has occurred which is continuing and no Event of Default has occurred and is continuing.

12.19.     Investments.  No Covered Person has any Investments in other Persons except Permitted Investments.

12.20.     Indebtedness.  No Covered Person has any Indebtedness except Permitted Indebtedness.

12.21.     Indirect Obligations.  No Covered Person has any Indirect Obligations except existing Permitted Indirect Obligations.

12.22.     [Intentionally omitted].

12.23.     Capital Leases.  No Covered Person has an interest as a lessee under any Capital Leases other than Capital Leases that are Permitted Indebtedness.

12.24.     Tax Liabilities; Governmental Charges.  Each Covered Person has filed or caused to be filed all tax reports and returns required to be filed by it with any Governmental Authority, except where extensions have been properly obtained.  Each Covered Person has paid or made adequate provision for payment of all Taxes of such Covered Person, except Taxes which are being diligently contested in good faith by appropriate proceedings and as to which such Covered Person has established adequate reserves in conformity with GAAP.  No Security Interest for any such Taxes has been filed and no claims are being asserted in writing with respect to any such Taxes which, if adversely determined, have or could reasonably be likely to have a Material Adverse Effect.  There are no material unresolved issues concerning any liability of a Covered Person for any Taxes which, if adversely determined, has or could reasonably be likely to have a Material Adverse Effect.

12.25.     Pension Benefit Plans.  All Pension Benefit Plans that Borrower or any ERISA Affiliate has maintained, sponsored, or contributed to in the past 5 years comply with all Material Laws applicable thereto and will continue to so comply.

12.26.     Welfare Benefit Plans.  No Covered Person or ERISA Affiliate of any Covered Person maintains a Welfare Benefit Plan that has a liability which, if enforced or collected, has had or could reasonably be likely to have a Material Adverse Effect.  Each Covered Person and each ERISA Affiliate of any Covered Person has complied in all respects with the applicable requirements of Section 4980B of the Code pertaining to continuation coverage as mandated by COBRA, except any failure that does not have or could be reasonably likely not to have a Material Adverse Effect.

12.27.     Retiree Benefits.  No Covered Person or ERISA Affiliate of such Covered Person has an obligation to provide any Person with any medical, life insurance, or similar benefit following such Person’s retirement or termination of employment (or to such Person’s beneficiary subsequent to such Person’s death) which, if enforced or collected, has had or could reasonably be likely to have a Material Adverse Effect, other than (i) such benefits provided to Persons at such Person’s sole expense and (ii) obligations under COBRA.

12.28.     Real Property.  Section 12.28 of the Disclosure Schedule contains a correct and complete list of (i) the street addresses of all real property owned by each Covered Person, and (ii) a list of all leases, subleases, and licenses of real property by each Covered Person, with such Covered Person identified for each as the lessee, sublessee, licensee, lessor, sublessor, or licensor, as is the case, together with the street addresses of the real property involved and the names and addresses of the other parties to such leases, subleases, and licenses.  Each of such leases, subleases, and licenses is valid and enforceable against the Covered Person party thereto and to Borrower’s Knowledge, each other party thereto, in accordance with its terms and is in full force and effect, and no default by such Covered Person, or to Borrower’s Knowledge, any other party to any such lease, sublease, or license exists which could reasonably be likely to have a Material Adverse Effect.

12.29.     State of Collateral and other Property.  Each Covered Person has good and marketable or merchantable title to all real and personal property purported to be owned by it or reflected in the Financial Statements, except for personal property sold or leased in the ordinary course of business after the date of the Initial Financial Statements as permitted by and in accordance with the terms of the Loan Documents and subject to Permitted Security Interests.  There are no Security Interests on any of the property purported to be owned by any Covered Person, including the Collateral, except Permitted Security Interests.  All of the Inventory purported to be owned or leased by a Covered Person is in good operating condition and repair taken as a whole and is, taken as a whole, suitable for the use to which it is customarily put by its owner, ordinary wear and tear and damage by acts of God excepted.  Without limiting the generality of the foregoing:

12.29.1.     Inventory.  With respect to Inventory of each Borrower:  (i) such Inventory (except for Inventory in transit or in the possession of such Covered Person’s customers) that is Collateral is located at one or another of the premises listed in section 12.29.1 of the Disclosure Schedule as being a location of such Borrower’s Inventory; (ii) the applicable Covered Person has good and merchantable title to such Inventory or a good and valid leasehold interest as lessee to such Inventory, subject to no Security Interest whatsoever except for the perfected Security Interest granted to Lender and except for Permitted Security Interests; (iii) such is of good and merchantable quality, free from any material defects; (iv) such Inventory that is Collateral is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; and (v) the completion of manufacture and sale, lease, or other disposition of such Inventory that is Collateral by Lender following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Covered Person is a party or to which the Inventory is subject.

12.29.2.     Equipment.  With respect to each Covered Person’s equipment: (i) such Covered Person has good and marketable title thereto subject to Permitted Security Interests; (ii) none of such equipment is subject to any Security Interests except for the perfected Security Interest granted to Lender pursuant hereto and except for Permitted Security Interests; (iii) such equipment that is Collateral (except for equipment in transit) is located at one or another of the premises listed in section 12.29.1 of the Disclosure Schedule as a location of such Covered Person’s equipment; and (iv) such equipment is of good and merchantable quality, free from any material defects, ordinary wear and tear and damage by acts of God excepted.

12.29.3.     Documents, Instruments and Chattel Paper.  All documents, instruments and chattel paper describing, evidencing or constituting Collateral, and all signatures and endorsements thereon by a Covered Person are complete, valid, and genuine as to Borrower and, to Borrower’s Knowledge, as to third parties, and all goods evidenced by such documents, instruments and chattel paper are owned by a Covered Person free and clear of all Security Interests other than Permitted Security Interests.

12.30.     Chief Place of Business; Locations of Collateral.  As of the Execution Date,

12.30.1.     the chief executive office and principal place of business of each Covered Person is identified in section 12.30.1 of the Disclosure Schedule and the location of the books and records of each Covered Person, and all of such Covered Person’s chattel paper and all records of Accounts, are located only at the places listed and so identified in section 12.30.1 of the Disclosure Schedule;

12.30.2.     the States in which any Covered Person is qualified to conduct its business and other foreign jurisdictions if any in which any Covered Person conducts its business are listed and so identified in section 12.30.2 of the Disclosure Schedule; and

12.30.3.     all of the Collateral is located within one or more of the locations listed in section 12.29.1 of the Disclosure Schedule or is in transit to, or located at, one of the Borrower’s customers, provided, however, if any Collateral will remain outside of any location listed on section 12.29.1 of the Disclosure schedule for longer than

30 consecutive days, Borrower shall, prior to the expiration of such 30-day period, give written notice to Lender of such event as required under Section 14.23.

12.31.     Warranties and Representations-Inventory.  For each item of Inventory, Borrower represents and warrants to Lender that at all times:  (a) all such Inventory that is Collateral, except as otherwise provided in Section 12.30.3, will be kept only at the locations indicated on section 12.29.1 of the Disclosure Schedule; (b) Borrower now keeps and will keep correct and accurate records itemizing and describing the kind, type, quality and quantity of such Inventory, Borrower’s cost therefor and the selling price thereof and/or the rental/lease rate thereof, the daily withdrawals therefrom and the additions thereto; (c) Inventory that is Collateral not on rent is not and will not be stored with a bailee, repairman, warehouseman or similar party without Lender’s prior written consent, and if Lender consents, Borrower will, concurrently with delivery to such party, cause any such party to issue and deliver to Lender, in form acceptable to Lender, warehouse receipts, in Lender’s name evidencing the storage of such Inventory, and waivers of warehouseman’s liens in favor of Lender, if required by this Agreement; (d) Borrower will timely pay or cause to be timely paid all taxes, rents, business taxes, and other charges relating to the premises where such Inventory is located which Borrower is contractually or legally obligated to pay; and (e) a landlord consent of the type described in Section 9.1, satisfactory to Lender, has been obtained for each location in which Borrower keeps Inventory that is Collateral with a value in excess of $50,000 or any of its material books and records.

12.32.     No Negative Pledges.  No Covered Person is a party to or bound by any Contract which prohibits the creation or existence of any Security Interest upon or assignment or conveyance of any of the Collateral (regardless of type or nature) of any Covered Person, except as expressly set forth on Section 12.32 of the Disclosure Schedule.

12.33.     Security Documents.

12.33.1.     Security Agreements.  Section 9 of this Agreement is effective to grant to Lender for itself and for the benefit of its participants (and each of their respective successors and assigns) an enforceable Security Interest in the Personal Property Collateral described therein.  Upon appropriate filing (as to all Personal Property Collateral in which a  Security Interest may be perfected under the applicable state’s UCC by filing a financing statement or statements) or Lender’s taking possession (as to items of the Personal Property Collateral of which a secured party must take possession in order to perfect a Security Interest under the applicable state’s UCC), Lender for itself and for the benefit of its participants (and each of their respective successors and assigns) a fully perfected Security Interest in the Personal Property Collateral described, subject only to Permitted Security Interests affecting such Personal Property Collateral.

12.34.     [Intentionally omitted].

12.35.     Subsidiaries.  Borrower has no Subsidiaries except those Persons listed in section 12.35 of the Disclosure Schedule; provided, however, Borrower shall update the Disclosure Schedule with respect to a new Subsidiary created any newly-created Subsidiary (in each case, with obtaining the prior written consent of Lender) and Borrower shall comply with the terms of Section 15.17 hereof; provided, however, if Borrower acquires a Subsidiary in connection with a Permitted Acquisition, no prior consent of Lender shall be required and the foregoing shall be inapplicable to any such acquired Subsidiary if such acquired Subsidiary is merged into a Borrower within ten (10) days following its acquisition.  As of the Execution Date, except as set forth in section 12.35 of the Disclosure Schedule and except for employee or director stock option programs, employee stock purchase plans, benefit plans, and restricted stock programs, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Borrower other than Parent or other Covered Person other than Parent to which a Borrower or other Covered Person is a party.

12.36.     [Intentionally omitted].

12.37.     Margin Stock.  No Covered Person is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no part of the proceeds of any Advance will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U.  None of the transactions contemplated by any of the Loan Documents will violate Regulations T, U or X of the FRB.

12.38.     Securities Matters.  No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

12.39.     Investment Company Act, Etc.  No Covered Person is an investment company  registered or required to be registered under the Investment Company Act of 1940, or a company controlled (within the meaning of such Investment Company Act) by such an investment company or an affiliated person of, or promoter or principal underwriter for, an investment company, as such terms are defined in the Investment Company Act of 1940.  No Covered Person is subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act, the Interstate Commerce Act or any other Law limiting or regulating its ability to incur Indebtedness for money borrowed.

12.40.     No Material Misstatements or Omissions.  Neither the Loan Documents, any of the Financial Statements nor any statement, list, certificate or other information furnished or to be furnished by Borrower or any other Covered Person to Lender in connection with the Loan Documents or any of the transactions contemplated thereby contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which it was made, not misleading.  To Borrower’s knowledge, Borrower has disclosed to Lender everything regarding the business, operations, property, financial condition, or business prospects of itself and every Covered Person that has or is reasonably likely to have a Material Adverse Effect on any Covered Person.

12.41.     Filings.  Since December 11, 2007, all registration statements, reports and proxy statements, if any, required to be filed by Borrower with the Securities and Exchange Commission pursuant to the Securities Act of 1933, and the Securities Exchange Act of 1934, have been filed, and such filings are complete and accurate in all material respects and contain no untrue statements of material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein not misleading.

12.42.     Broker’s Fees.  No broker or finder is entitled to compensation for services rendered with respect to the transactions contemplated by this Agreement.

12.43.     Transportation Solutions Assets.   The sole asset of Borrower’s Subsidiary, Transportation Solutions, LLC, is its interest in aircraft.

13.          Modification and Survival of Representations.  Borrower may at any time after the initial Advances are made propose to Lender in writing to modify the Representations and Warranties in

Section 12, and any other representation or warranty made in any certificate, report, opinion or other document delivered by Borrower pursuant to the Loan Documents.  If the proposed modifications are satisfactory to Lender as evidenced by its written assent thereto, then such representations and warranties shall be deemed and treated as so modified, but only as of the date of Borrower’s written modification proposal.  If such proposed modifications are not satisfactory to Lender, then such proposed modifications shall not be deemed or treated as modifying such Representations and Warranties.  All such representations and warranties, as made or deemed made as of a particular time, shall survive execution of each of the Loan Documents and the making of every Advance, and may be relied upon by Lender as being true and correct as of the date when made or deemed made until Payment in Full.

14.          Affirmative Covenants.  Each Borrower covenants and agrees that, while the Floorplan Loan Facility remains in effect and until Payment in Full, each Borrower shall do, and each Borrower shall cause each other Borrower and each other Covered Person to do, the following:

14.1.       Use of Proceeds.  The proceeds of and the initial and subsequent Floorplan Loan Advances, shall be used for purposes permitted by Section 5.1.2.

14.2.       Corporate Existence.  Each Covered Person shall maintain its existence in good standing and shall maintain in good standing under its jurisdiction of incorporation/formation/organization and its right to transact business in those states in which it is now or hereafter doing business, except where the failure to so qualify will not have and will not be reasonably likely to have a Material Adverse Effect on any Covered Person (provided, however, notwithstanding anything contained herein to the contrary, Borrower may, in its discretion, eliminate any Subsidiary by merging such Subsidiary with and into Borrower with Borrower as the surviving entity).  Each Covered Person shall obtain and maintain all Material Licenses for such Covered Person.

14.3.       Maintenance of Property and Leases.  Each Covered Person shall maintain in good condition and working order (ordinary wear and tear and damage by acts of God excepted and taken as a whole), and repair and replace as required, all buildings, equipment, machinery, fixtures, Inventory, and other real and personal property owned or leased by such Covered Person whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person, except where failure to do so does not have or reasonably will likely not have a Material Adverse Effect.  Each Covered Person shall maintain in good standing and free of defaults all of its leases of buildings, equipment, machinery, fixtures, Inventory, and other real and personal property, taken as a whole, whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person, except where the failure to be in good standing or free of default would not reasonably be likely to give rise to a Material Adverse Effect.  No Covered Person shall permit any of its equipment, Inventory, or other property that is Collateral to become a fixture to real property or an accession to other personal property unless Lender has a valid, perfected and first priority Security Interest in such Collateral.  No Covered Person shall, without Lender’s prior written consent, alter or remove any identifying symbol or number on its equipment or any Inventory that is Collateral.

14.4.       Inventory.  Each Covered Person shall keep its Inventory and Equipment, taken as a whole, in good and merchantable condition (subject to ordinary wear and tear) at its own expense and shall hold such Inventory and Equipment for lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Covered Person’s business, on terms which do not include consignment or similar terms with respect to any Inventory and Equipment that is Collateral.

14.5.       Insurance.  Each Covered Person shall at all times keep insured or cause to be kept insured, in insurance companies having a rating of at least “A-” by Best’s Rating Service, all property owned by it of a character usually insured by others carrying on businesses similar to that of such Covered Person in such manner and to such extent and covering such risks as such properties are usually insured.  At all times, all Inventory that is Collateral shall be insured for full replacement value.  Each Covered Person shall timely pay all premiums for such insurance.  Each Covered Person shall at all times carry insurance, in insurance companies having a rating of at least “A-” by Best’s Rating Service, against liability on account of damage to persons or property (including product liability insurance and insurance required under all Laws pertaining to workers’ compensation) and covering all other liabilities common to such Covered Person’s business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of such Covered Person.  At all times, Borrower shall maintain replacement value insurance for all Collateral on any ocean, waterway, interstate, highway, or other public way.  All policies of liability insurance maintained hereunder shall name Lender as named as an additional insured; all policies of property insurance maintained hereunder with respect to the Collateral shall reflect Lender’s interest therein as a loss payee on a form reasonably acceptable to Lender.  Lender is authorized, but not obligated, as the attorney-in-fact for Borrower, and every other Covered Person and, (i) prior to the occurrence of an Event of Default, with Borrower’s consent (which consent shall not be unreasonably withheld), and upon the occurrence of an Event of Default, without Borrower’s or any other Covered Person’s consent, to adjust and compromise proceeds payable under such policies of insurance, (ii) to collect, receive and give receipts for such proceeds in the name of Borrower or any other Covered Person and Lender, and (iii) to endorse Borrower or any other Covered Person’s name upon any instrument in payment thereof.  Such power granted to Lender shall be deemed coupled with an interest and shall be irrevocable (until Payment in Full) as set forth in Section 10.  All policies of insurance maintained hereunder shall contain a clause providing that such policies under which Lender is the loss payee or additional insured may not be canceled, reduced in coverage or otherwise modified without 30 days’ prior written notice to Lender.  Borrower shall or shall cause any other Covered Person upon the reasonable request of Lender at any time to furnish to Lender updated evidence of insurance (in the form required as a condition to Lender’s lending hereunder) for such insurance.

14.6.       Payment of Taxes and Other Obligations.  Each Covered Person shall promptly pay and discharge or cause to be paid and discharged, as and when due, any and all income taxes, federal or otherwise, lawfully assessed and imposed upon it, and any and all lawful taxes, rates, levies, and assessments whatsoever upon its properties and every part thereof, or upon the income or profits therefrom and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, storage or other items or services which if unpaid might be or become a Security Interest or charge upon any of its property; provided, however, that a Covered Person may diligently contest in good faith by appropriate proceedings the validity of any such taxes, rates, levies, or assessments and claims, provided such Covered Person has established adequate reserves therefor in conformity with GAAP on the books of such Covered Person, and no Security Interest, other than a Permitted Security Interest, results from such non-payment.

14.7.       Compliance With Laws.  Each Covered Person shall comply with all Material Laws.  Without limiting the generality of the foregoing:

14.7.1.        Environmental Laws.  Each Covered Person shall comply and shall use commercially reasonable efforts to ensure compliance by all of its tenants, subtenants and other occupants, if any, with all Environmental Laws, any of which if not so complied with will or could be reasonably likely to have a Material Adverse Effect on any Covered Person.

14.7.2.        Pension Benefit Plans.  Each Covered Person and each ERISA Affiliate of such Covered Person shall at all times make prompt payments or contributions to meet the minimum funding standards under ERISA and the Code with respect to any Pension Benefit Plan maintained by such Covered Person or such ERISA Affiliate, and shall comply with all reporting and disclosure requirements and all provisions of the Code and ERISA applicable to any Pension Benefit Plan maintained by such Covered Person or such ERISA Affiliate except to the extent that any such failure could not reasonably be expected to have a Material Adverse Effect.

14.8.       Discovery and Clean-Up of Hazardous Material.

14.8.1.        In General.  Upon any Covered Person receiving written notice of any violation of Environmental Laws or any similar notice described in Section 14.10.4, or upon any Covered Person otherwise discovering Hazardous Material on any property owned or leased by such Covered Person which is in violation of, or which would result in liability under, any Environmental Law, the violation of which or which liability will or is reasonably likely to have a Material Adverse Effect.  Borrower shall: (i) promptly take such acts as Borrower determines may be necessary to prevent material danger or material harm to the property or any Person therein as a result of such Hazardous Material; (ii) at the request of Lender during the continuance of an Event of Default, and at Borrower’s sole cost and expense, obtain and deliver to Lender promptly, but in no event later than 90 days after such request, a then currently dated environmental assessment of the property certified to Lender and any future holder of the Loan Obligations, a proposed plan for responding to any environmental problems described in such assessment, and an estimate of the costs thereof; and (iii) take all necessary steps that Borrower determines may be appropriate to comply with its obligations under Environmental Laws in connection therewith, and keep Lender informed of such actions and the results thereof as it may reasonably request.

14.9.       Termination of Pension Benefit Plan.  No Covered Person or ERISA Affiliate of such Covered Person shall terminate or amend any Pension Benefit Plan maintained by such Covered Person or such ERISA Affiliate if such termination or amendment would result in any liability to such Covered Person or such ERISA Affiliate under ERISA or any increase in current liability for the plan year for which such Covered Person or such ERISA Affiliate is required to provide security to such Pension Benefit Plan under the Code except to the extent any such termination or amendment could not reasonably be expected to have a Material Adverse Effect.

14.10.     Notice to Lender of Material Events.  Borrower shall, promptly upon any Responsible Officer of Borrower obtaining Knowledge or notice thereof, give notice to Lender of (i) any breach of any of the covenants in Sections 14, 15, or 16; (ii) any Default or Event of Default; (iii) the commencement of any Material Proceeding; and (iv) any loss of or damage to any assets of a Covered Person or the commencement of any proceeding for the condemnation or other taking of any of the assets of a Covered Person, if such loss, damage or proceeding has or is reasonably likely to have a Material Adverse Effect on such Covered Person, whether or not Insurance Proceeds are likely to be payable as a consequence of such loss, damage or proceeding.  In addition,

14.10.1.     Borrower shall furnish to Lender from time to time all information which Lender reasonably requests with respect to the status of any Material Proceeding, which

Borrower is not prohibited to provide to Lender under any applicable Law or without loss of attorney-client privilege.

14.10.2.     Borrower shall furnish to Lender from time to time all information which Lender reasonably requests with respect to any Pension Benefit Plan established by a Covered Person or an ERISA Affiliate of any Covered Person.

14.10.3.     Borrower shall deliver to Lender a copy of any notice from any Governmental Authority that any violation of applicable Material Law may have occurred with respect to any Pension Benefit Plan by a Covered Person or an ERISA Affiliate of such Covered Person.

14.10.4.     Borrower shall promptly inform Lender of its receipt of, and deliver to Lender a copy of, any (i) notice that any violation of any Environmental Law or Employment Law may have been committed or is about to be committed by any Covered Person that has had or which could reasonably be likely to have a Material Adverse Effect, (ii) notice that any administrative or judicial complaint or order has been filed or is about to be filed against any Covered Person alleging violations of any Environmental Law or Employment Law or requiring such Covered Person to take any action in connection with the release of any Hazardous Material into the environment, which has had or could reasonably be likely to have a Material Adverse Effect, (iii) notice from a Governmental Authority or private party alleging that a Covered Person may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Material into the environment or any damages caused thereby, which has had or could reasonably be likely to have a Material Adverse Effect, (iv) notice that a Covered Person is subject to federal, state or local investigation regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material which has had or could reasonably be expected to have a Material Adverse Effect, or (v) notice that any properties or assets of a Covered Person are subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a release of Hazardous Material into the environment.

14.10.5.     Borrower shall deliver to Lender notice of each of the following events promptly after they occur:  (i) the failure of any Covered Person or ERISA Affiliate of such Covered Person to make any required installment or any other required payment to any Pension Benefit Plan in sufficient amount to comply with ERISA and the Code on or before the due date for such installment or payment and any applicable grace period; (ii) the occurrence of any Reportable Event, or a prohibited transaction or accumulated funding deficiency (as those terms are defined in ERISA), with respect to any Pension Benefit Plan maintained or contributed to by a Covered Person or an ERISA Affiliate of such Covered Person; (iii) receipt by a Covered Person or ERISA Affiliate of such Covered Person of any notice from a Multi-employer Plan regarding the imposition of withdrawal liability; and (iv) receipt by a Covered Person or ERISA Affiliate of such Covered Person of any notice of the institution, or a Covered Person’s expectancy of the institution, of any proceeding or receipt by such Covered Person or such ERISA Affiliate of any notice of the taking, or such Covered Person’s or such ERISA Affiliate’s expectancy of the taking, of any other action which may be reasonably expected to result in the termination of any Pension Benefit Plan maintained or contributed to by such Covered Person or such ERISA Affiliate, or the withdrawal or partial withdrawal by a Covered Person or ERISA Affiliate of such Covered Person from any Pension Benefit

Plan, and the filing or receipt by a Covered Person or ERISA Affiliate of such Covered Person of any such notice and filing or receipt of all subsequent reports or notices under ERISA with or from the IRS, the PBGC, or the DOL relating to the same; and, in addition to such notice, deliver to Lender a certificate of a Responsible Officer of Borrower, setting forth details as to such events and the action that the affected Covered Person or ERISA Affiliate of such Covered Person proposes to take with respect thereto.   For purposes of this Section, each Covered Person and any ERISA Affiliate of such Covered Person shall be deemed to know all facts known by the administrator of any Plan of which such Covered Person or such ERISA Affiliate is the plan sponsor.

14.10.6.     Borrower shall promptly deliver to Lender notice of any default or event of default, or the occurrence of any event which would with the passage of time, giving of notice or otherwise, constitute a default or event of default with respect to any of the Permitted Indebtedness in excess of $250,000.

14.10.7.     To the extent not filed by the Borrower with the SEC, Borrower shall promptly deliver notice to Lender of the assertion by the holder of any Capital Securities in a Covered Person or any other Indebtedness of a Covered Person in the outstanding principal amount in the aggregate in excess of $250,000 that a default exists with respect thereto or that such Covered Person is not in compliance with the terms thereof, or of the threat or commencement by such holder of any enforcement action because of such asserted default or noncompliance.

14.10.8.     Borrower shall, promptly upon Borrower’s Knowledge thereof, deliver notice to Lender of any pending or threatened strike, work stoppage, or other material labor dispute affecting a Covered Person which could reasonably be likely to have a Material Adverse Effect.

14.10.9.     Borrower shall promptly deliver notice to Lender of any change in the name, state of incorporation or organization or form of any Covered Person, or the trade names or styles under which a Covered Person will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, at least 30 days prior to such change unless Lender agrees in writing to a shorter period.

14.10.10.   Borrower shall, promptly after Borrower having Knowledge thereof, deliver notice to Lender of any event that has or is reasonably likely to have a Material Adverse Effect on any Covered Person.

14.10.11.   Borrower shall, promptly after Borrower having Knowledge thereof, deliver notice to Lender of an actual, alleged, or potential violation of any Material Law applicable to a Covered Person or the property of a Covered Person.

14.10.12.   Borrower shall notify Lender promptly in writing of any fact or condition of which Borrower is aware which adversely affects the value of the Collateral taken as a whole, including disclosing the amount of such loss or depreciation and disclosing any adverse fact or condition or the occurrence of any event which causes loss or depreciation in the value of the Collateral, of more than $250,000 taken as a whole.  Borrower shall provide such additional information to Lender regarding the amount of any loss or depreciation in value of the Collateral as Lender may request from time to time.

14.10.13.   Borrower shall keep on file with Lender at all times an appropriate instrument naming each Borrowing Officer.

14.11.     Maintenance of Security Interests of Security Documents.

14.11.1.     Preservation and Perfection of Security Interests.  Borrower shall promptly, upon the reasonable request of Lender and at Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter file or record in the appropriate governmental office, any document or instrument supplementing or confirming the Security Documents or otherwise reasonably deemed necessary by Lender to create, preserve or perfect any Security Interest purported to be created by the Security Documents in the Collateral or to fully consummate the transactions contemplated by the Loan Documents.  The foregoing actions by Borrower shall include, without limitation, (i) filing financing or continuation statements, and amendments thereof, and executing such assignments or security agreements, in form and substance satisfactory to Lender; (ii) delivering to Lender the original certificates of title for motor vehicles, or applications therefor duly executed, with Lender’s Security Interest properly shown thereon; (iii) delivering to Lender the originals of all instruments, documents and chattel paper, and all other Collateral of which Lender determines it should have physical possession in order to perfect and protect Lender s Security Interest, duly endorsed or assigned to Lender without restriction; (iv) delivering to Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (v) during an Event of Default, transferring Inventory that is Collateral to warehouses designated by Lender; (vi) during an Event of Default, delivering to Lender all letters of credit on which Borrower is named beneficiary if it is Collateral or relates to Collateral; (vii) placing a durable notice of the existence of Lender’s Security Interest, acceptable to Lender, upon such items of the Collateral as are designated by Lender; and (viii) placing a notice of the existence of Lender’s Security Interest, acceptable to Lender, upon those writings evidencing the Collateral and the books and records of Borrower pertaining to the Collateral, as designated by Lender.

14.11.2.     Collateral Held by Warehouseman, Bailee, etc.  If any Collateral with a value greater than $50,000 or if any of its material books and records are at any time in the possession or control of a warehouseman, bailee or any of Borrower’s agents or processors (not including any lessee or other person to whom Inventory is leased or rented in the ordinary course of such Covered Person’s business), or with respect to any national or regional headquarters location, then Borrower shall notify Lender thereof and shall notify such Person of Lender’s Security Interest in such Collateral and, upon Lender’s request during an Event of Default, instruct such Person to hold all such Collateral for Lender’s account subject to Lender’s instructions.  If at any time any Collateral with a value greater than $50,000 or any of its material books and records are located on any premises that are not owned by Borrower (not including any lessee or other person to whom Inventory is leased or rented in the ordinary course of such Covered Person’s business, or other locations where Borrower is not obligated to pay rent for up to 30 consecutive days or in transit thereto), or with respect to any national or regional headquarters location, then Borrower shall obtain or cause to be obtained written waivers or consents, in form and substance satisfactory to Lender, of all present and future Security Interests to which the owner or lessor or any mortgagee of such premises may be entitled to assert against the Collateral.

14.11.3.     Compliance With Terms of Security Documents.  Each Covered Person shall comply with all of the terms, conditions and covenants in the Security Documents to which such Covered Person is a party.

14.12.     Accounting System.  Each Covered Person shall maintain a system of accounting established and administered in accordance with GAAP.  Without limiting the generality of the foregoing:

14.12.1.     Account Records.  Each Covered Person shall maintain a record of Accounts at its principal place of business that itemizes each Account of such Covered Person and describe the names and addresses of the Account Debtors on such Accounts, all relevant invoice numbers, invoice dates, and shipping dates, and the due dates, collection histories, and aging of such Accounts.

14.12.2.     Inventory Records.  Each Covered Person shall maintain an Inventory system satisfactory to Lender.

14.12.3.     Tracing of Proceeds.  Each Borrower shall maintain detailed and accurate accounting and records of proceeds of the Loans and transfers of proceeds of the Loans (i) received by it from Lender, (ii) transferred from it to any other Covered Person, and (iii) received by it from another Borrower.  Each Borrower acknowledges that its ability to obtain the Loans hereunder is made possible by the fact that the Borrowers are co-borrowers under this Agreement and the other Loan Documents, and are engaged in a common enterprise.  Each Borrower agrees that (i) the business operations of each Borrower and each other Covered Person are interrelated and complement one another, and such entities have a common business purpose and common management, and (ii) the proceeds of Advances hereunder will benefit each Borrower, severally and jointly, regardless of which Borrower requests or receives part or all of any Advance.  Not in any way in limitation of any other provisions set forth herein, such books and records may be reviewed and copied by Lender at Borrower’s expense at reasonable intervals and upon reasonable notice given by Lender to Borrower.

14.13.     Financial Statements.  Borrower shall deliver to Lender:

14.13.1.     Annual Financial Statements.  Within 120 days after the close of each fiscal year of Borrower, year-end audited consolidated Financial Statements of each Borrower and its Subsidiaries, containing a balance sheet, income statement, statement of cash flows and a report by a regionally or nationally recognized independent certified public accounting firm selected by Borrower certified by such public accounting firm without qualification, including without adverse reference to going concern value and without reference to material weakness (as defined by Regulation S-X) in any respect of the Borrower’s or any other Covered Person’s internal controls, together with all related income tax returns and filings (except for income tax returns for which the required filing date has been extended, in which case Borrower shall deliver such tax returns to Lender simultaneously with the filing thereof in accordance with such extension) and accompanied by a Compliance Certificate of Borrower.  The independent certified public account firm of Borrower on the Effective Date is acceptable.

14.13.2.     Quarterly Financial Statements.  Within 45 days after the end of each fiscal quarter of Borrower management-prepared unaudited Financial Statements of each Borrower and every Subsidiary of a Borrower for the fiscal quarters not covered by the latest year-end Financial Statements, in each case containing a balance sheet, income statement, statement of cash flows, and unaudited consolidated Financial Statements of Borrower and its Subsidiaries, in each case accompanied by (i) for the third month of each fiscal quarter, a statement comparing such Financial Statements with budgeted projections for such fiscal quarter and for the elapsed portion of the fiscal year of

Borrower as contained in the annual budget prepared for such fiscal year, and (ii) a Compliance Certificate.

Each Compliance Certificate shall be in the form of Exhibit 14.13, shall contain detailed calculations of the financial measurements referred to in Section 16 for the relevant periods, and shall contain statements by the signing authorized officer on behalf of Borrower (either the chief executive officer, president, any vice president, the chief financial officer or other mutually agreed to representative) to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached Financial Statements are complete and correct in all material respects (subject, in the case of Financial Statements other than annual, to normal year-end audit adjustments and with respect to Financial Statements other than annual, without footnote disclosures) and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein), (ii) all of the Representations and Warranties are true and correct as of the date such certification is given as if made on such date (with such exceptions as have been disclosed to Lender in writing by Borrower or any Guarantor and are satisfactory to Lender), and (iii) there is no Existing Default.  If any Compliance Certificate delivered to Lender discloses that a representation or warranty is not true and correct, or that there is an Existing Default that has not been waived in writing by Lender, such Compliance Certificate shall state what action Borrower has taken or proposes to take with respect thereto.

14.14.              Other Financial Information.  Borrower shall also deliver the following to Lender each in a form satisfactory to Lender:

14.14.1.                Reports or Information Concerning Inventory.  Such other reports and information, in form and detail reasonably satisfactory to Lender, and documents as Lender may reasonably request from time to time concerning Inventory that constitutes Collateral including, to the extent requested by Lender, copies of all invoices, leases, rental agreements, bills of lading, shipping receipts, purchase orders, and warehouse receipts.

14.14.2.                Stockholder and SEC Reports.  Contemporaneously with their filing by or on behalf of Borrower or any other Covered Person, copies of the following to the extent that they are not otherwise publicly available:  (i) proxy statements, financial statements and reports which Borrower makes available to its stockholders, and (ii) reports, registration statements and prospectuses with any securities exchange or the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions.

14.15.              Inventory.  Borrower shall, at least once per fiscal year, conduct a physical count of the Inventory that constitutes Collateral at each location and promptly following the completion of such count provide Lender with a report thereof in form and detail satisfactory to Lender, including the value of such Inventory in accordance with GAAP, provided, however, during an Existing Default, Lender may request a physical count at any time.

14.16.              Annual Projections; Operating Plan.  No more than 60 days after the first day of each fiscal year of all Borrowers, projected balance sheets, statements of income and expense, and statements of cash flows for such fiscal year and the fiscal year immediately thereafter, on a consolidated basis, and with such other detail as Lender may require, together with management’s operating plan, and, if the board of directors of Parent approves such operating plan, projections and/or budget, promptly after such approval, provide such approved operating plan, projections and budget, if modified, to Lender.

14.17.              Rental Agreements and System Reports.  At all times, Borrower shall cause its Account Debtors on Accounts that are Collateral to sign separate rental agreements relating to the Collateral from the rental agreements relating to assets securing Indebtedness to other Persons.  At all times, Borrower shall cause the reports delivered to Lender to show separately the Collateral from its and each other Covered Person’s assets securing the Indebtedness to other Persons.

14.18.              Other Information.  Upon the request of Lender, Borrower shall promptly deliver to Lender such other information about the business, operations, revenues, financial condition, property, or business prospects of Borrower and every other Covered Person as Lender may, from time to time, reasonably request.

14.19.              Examinations and Site Visits by Lender.  Lender or Persons authorized by and acting on behalf of Lender may at any time (upon reasonable prior notice, except if there is an Existing Default, no prior notice shall be required) during normal business hours examine the books, records, and assets of, and inspect any of the property, locations or operations of, each Covered Person from time to time, and in the course thereof may make copies or abstracts of such books and records and discuss the affairs, finances and books and records of such Covered Person with its accountants, officers and employees, and make such inspections as it deems necessary.  Lender may undertake examinations up to twelve (12) times in each calendar year.  Each Covered Person shall cooperate with Lender and such Persons in the conduct of such exams, site visits and inspections and shall deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for such Covered Person.  Lender may, while there is an Existing Default, perform as many as examinations as it may choose.  Borrower is required to reimburse Lender for all reasonable fees, costs and expenses incurred in connection with any such examinations, provided however, if any such examination is performed while there is no Existing Default, then the Borrower shall not be obligated to reimburse Lender for an amount in excess of $5,500 per such examination or $11,000 per year in total.

14.20.              Verification of Accounts and Notices to Account Debtors.  Lender shall have the right at any time and from time to time, to verify the validity and amount of any Account that is Collateral and any other matter relating to an Account that is Collateral, by communicating in writing or orally directly with the Account Debtor or any Person who represents or Lender reasonably believes represents the Account Debtor.

14.21.              Appraisals of Collateral.  Lender or Persons authorized by and acting on behalf of Lender may, as often as Lender deems desirable, perform or have performed on its behalf an appraisal of Borrower’s Collateral by an appraiser reasonably acceptable to Lender and prepared on a basis reasonably satisfactory to Lender.  Each Covered Person shall cooperate with Lender and such Persons in the conduct of such appraisals and shall deliver to Lender or such Persons any documents or instruments necessary for Lender or such Person’s to perform such appraisals.  If there is an Existing Default at the time of any such appraisal, then Borrower shall reimburse Lender for all reasonable costs and expenses actually incurred by it in conducting or having conducted such appraisal plus Lender’s other actual out-of-pocket costs and expenses, and if there is no Existing Default at the time of any such appraisal, Borrower shall not be obligated to reimburse Lender for its costs and expenses actually incurred by it in conducting or having conducted such appraisal including Lender’s other actual out-of-pocket costs and expenses.

14.22.              Access to Officers and Auditors.  Each Covered Person shall permit Lender and Persons authorized by Lender to discuss the business, operations, revenues, financial condition, property, or business prospects of such Covered Person with its officers, employees, accountants and independent auditors as often as Lender may request in its reasonable discretion, and such Covered Person shall direct such officers and employees, and shall request such accountants and independent auditors to cooperate with Lender.

14.23.              Movement of Inventory.  Borrower shall notify Lender in writing if Borrower has Knowledge that any Inventory that constitutes Collateral will be located for more than thirty (30) consecutive days outside any of the locations listed in section 12.29.1 of the Disclosure Schedule (except for Inventory in transit or at Borrower’s customers).

14.24.              Titled Assets.  While an Event of Default has occurred and is continuing, upon Lender’s request, Borrower shall promptly cause the respective titles of all Collateral which are titled in the name of any Covered Person to reflect thereon that Lender, as the first and only lienholder thereon, and shall deliver, at Lender’s request, originals of all such titles to Lender.

14.25.              Claims Act.  At any time, Borrower shall, at Lender’s request, promptly make such filings and obtain such acknowledgements in accordance with the Claims Act and take any other steps necessary to perfect Lender’s Security Interest to Lender’s satisfaction in any Account that is Collateral with respect to which the Account Debtor is the United States of America, any state, or any department, agency, public corporation or other instrumentality thereof.

14.26.              Further Assurances.  Borrower shall execute and deliver, or cause to be executed and delivered, to Lender such documents and agreements, and shall take or cause to be taken such actions, as Lender may from time to time reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.  Borrower further covenants to promptly execute and deliver at its expense (including, without limitation, the reasonable fees and expenses of counsel for Lender) an amendment to this Agreement in form and substance satisfactory to Lender evidencing the amendment of this Agreement to include Additional and Amended Financial Covenants as provided in Section 15.25, provided, however, that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in Section 15.25, but shall merely be for the convenience of the parties hereto, and provided further, however, with respect to any Indebtedness in existence on the date hereof, the provisions of this sentence shall apply only to amendments after the date hereof.  Borrower shall provide Lender prior written notice of any proposed Additional and Amended Financial Covenants promptly upon Borrower becoming aware of any such proposed Additional and Amended Financial Covenants.

15.                               Negative Covenants.  Borrower covenants and agrees that, while the Floorplan Loan Facility remains in effect and until Payment in Full, Borrower shall not, directly or indirectly, do any of the following, or permit any other Borrower or any other Covered Person to do any of the following, without the prior written consent of Lender:

15.1.                     Investments.  Make any Investments in any other Person except the following:

15.1.1.                       Investments arising in the ordinary course of business and consistent with past practice, or otherwise incurred in the ordinary course of business and substantially related to the Parent’s business as of the Effective Date, including Permitted Acquisitions, cash and cash equivalents, marketable securities and short-term Investments, Investments in Subsidiaries to the extent permitted hereunder, travel and other expense advances to employees, deposit accounts, and currency or interest rate hedging arrangements, or any other Investment approved by Lender in writing prior to its incurrence.

15.2.                     Indebtedness.  Create, incur, assume, or allow to exist any Indebtedness of any kind or description, except the following:

15.2.1.                       Indebtedness (including, without limitation, Capital Lease and purchase money Indebtedness) incurred in the ordinary course of business which is not reasonably anticipated to cause a Default hereunder.

15.2.2.                       The Loan Obligations.

15.2.3.                       Any Indebtedness that would not result in a violation of the financial covenant set forth in Section 16.

15.3.                     Prepayments.  During any Existing Default prepay, whether voluntarily or otherwise, any Indebtedness, other than (a) the Loan Obligations in accordance with the terms of the Loan Documents, (b) Obligations to other lenders constituting Permitted Indebtedness, and (c) trade payables in the ordinary course of business consistent with past practices.

15.4.                     Indirect Obligations.  Create, incur, assume or allow to exist any Indirect Obligations except (i) Indirect Obligations existing on the Execution Date and disclosed on section 12.21 of the Disclosure Schedule, and (ii) Indirect Obligations with respect to Permitted Indebtedness, or in connection with the Obligations of another Covered Person incurred in such Covered Person’s ordinary course of business consistent with past practices.

15.5.                     Security Interests.  Create, incur, assume or allow to exist any Security Interest upon all or any part of its property, real or personal (including, without limitation, intangible property), now owned, leased or hereafter acquired or leased, except the following:

15.5.1.                       Security Interests for taxes, assessments or governmental charges not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

15.5.2.                       Security Interests arising out of deposits in connection with workers’ compensation insurance, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

15.5.3.                       Deposits to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

15.5.4.                       Security Interests imposed by any Law, such as mechanics’, workmen’s, materialmen’s, landlords’, carriers’, or other like Security Interests arising in the ordinary course of business which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on such Covered Person’s books.

15.5.5.                       Subject to the limitations in Section 15.2, Security Interests in favor of the holders of any asset leased under a Capital Lease to Borrower.

15.5.6.                       Subject to the limitations in Section 15.2, Purchase money Security Interests securing payment of the purchase price of equipment acquired by Borrower after the Execution Date if such Security Interests attach within 20 days of the Borrower’s receipt of such equipment and if the holder of such Security Interest holds or purports to hold a Security Interest in any of the Collateral then such Security Interest must be subject to an intercreditor agreement acceptable to Lender.

15.5.7.                       Security Interests securing the Loan Obligations in favor of Lender.

15.5.8.                       Without duplication of any other Security Interests permitted by this Section 15.5, Security Interests existing on the Execution Date that are disclosed in section 12.29 of the Disclosure Schedule

15.5.9.                       Security Interests in assets that are not Collateral.

15.5.10.                Security Interests in Collateral that are subordinated to the Security Interest granted hereunder pursuant to an intercreditor agreement acceptable to Lender.

15.6.                     Acquisitions.  Acquire any Capital Securities in a Person, or acquire all or substantially all of the assets of a Person (including without limitation assets comprising all or substantially all of an unincorporated business unit or division of any Person) for consideration in excess of ten percent (10%) of the Parent’s Total Assets in any single Acquisition or series of related Acquisitions and twenty percent (20%) of the Parent’s Total Assets for all acquisitions in a fiscal year, except if approved by Lender (any such approved acquisition or acquisitions, being a “Permitted Acquisition”).

15.7.                     Leases; Bailments; Consignments; Warehousing.  Store any Inventory that is Collateral with a value in excess of $50,000 for each location or any of its material books and records that is at any time (i) in the possession or control of a warehouseman, bailee, consignee including pursuant to an express or implied agreement establishing a bailment or consignment, or similar arrangement, (ii) at any of Borrower’s agents or processors (not including any Person to whom Inventory is leased or rented in the ordinary course of such Covered Person’s business), or (iii) at any location or premises that are not owned by Borrower, unless, at its customer’s locations, in transit or in each case, Lender has received written waivers or consents, in form and substance reasonably satisfactory to Lender, which such written waivers or consents shall include, without limitation, a waiver of all present and future Security Interests to which the owner, bailor, or lessor of such premises may be entitled to assert against the Collateral.  Occupy any national or regional headquarters location, unless, in each case, Lender has received written waivers or consents, in form and substance satisfactory to Lender, which such written waivers or consents shall include, without limitation, a waiver of all present and future Security Interests to which the owner, bailor, or lessor of such premises may be entitled to assert.

15.8.                     Disposal of Property.  Sell, transfer, exchange, or otherwise dispose of the Personal Property Collateral.  Notwithstanding the foregoing unless an Event of Default then exists (in which case any of the following shall be prohibited if directed by Lender), Borrower may sell, transfer or otherwise dispose of Personal Property Collateral in the ordinary course of business consistent with past practice, provided that all proceeds of such sales, transfers or other dispositions shall be paid to Lender for application to the Loan Obligations.

15.9.                     Change of Control.  Unless consented to in writing by Lender, authorize or approve, or consent to, a Change in Control.

15.10.              Capital Structure; Capital Securities.

15.10.1.                (i) Except as permitted by clause (iii) of this Section 15.10 hereof, make any change in the capital structure of any Covered Person which is reasonably likely to cause a Default or Event of Default or which is reasonably likely to have a Material Adverse Effect; or (ii) change any Charter Documents of any Covered Person which is reasonably likely to have a Material Adverse Effect or which will or is reasonably likely to cause a Default or Event of Default.

15.10.2.                Be a party to any merger or consolidation, except as permitted by Section 14.2 or Section 15.6.

15.11.              Change of State of Formation; Change of Name.  Make any change in the state of incorporation or formation of organization of any Covered Person, change its type of legal entity, or change its legal name as it appears on any certificates or articles of organization or formation.  Make any change in the trade names or styles under which a Covered Person will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, except in accordance with the terms of Section 14.10.9 with at least 30 days prior written notice to Lender of such change (unless Lender agrees in writing to a shorter period).

15.12.              Change of Business.  Engage in any business other than substantially as conducted by the Parent on the Effective Date.

15.13.              Transactions With Affiliates.  Enter into or be a party to any transaction or arrangement, including the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, or make any loans or advances to any Affiliate, except each Covered Person may engage in such transactions with an Affiliate in the ordinary course of business or, if not in the ordinary course of business  but not material, and in each case pursuant to the reasonable requirements of its business and on fair and reasonable terms substantially as favorable to it as those which it could obtain in a comparable arm’s-length transaction with a non-Affiliate.  Pay any management or similar fees to any Affiliate or other Person other than another Borrower except each Covered Person may pay management fees to an Affiliate or any other Person in the ordinary course of business or, if not in the ordinary course of business but not material, and in each case pursuant to the reasonable requirements of its business and on fair and reasonable terms substantially as favorable to it as those which it could obtain in a comparable arm’s-length transaction with a non-Affiliate.

15.14.              Conflicting Agreements.  Enter into any agreement that would, if fully complied with by it, result in a Default or Event of Default.

15.15.              Investment Banking and Finder’s Fees.  Pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter’s fee, finder’s fee, or broker’s fee to any Person in connection with this Agreement.

15.16.              Sale and Leaseback Transactions.  Enter into any agreement or arrangement with any Person providing for any Covered Person to lease or rent property that Borrower has or will sell or otherwise transfer to such Person.

15.17.              New Subsidiaries.  Organize, create or acquire any Subsidiary unless Borrower has obtained the prior written consent of Lender thereto (which consent shall not be unreasonably withheld) and within five Business Days (unless Lender consents, in its sole discretion to a longer period of time up to but not exceeding thirty days) following the organization, creation or acquisition of such Subsidiary, the applicable Covered Person and such Subsidiary executes and delivers to Lender the following additional documents: all Charter Documents of such new

Subsidiary, an unlimited Guaranty of the Loan Obligations by such Subsidiary or a joinder agreement to this Agreement and the Loan Documents, and other Security Documents requested by Lender so as to grant Lender, a perfected, first priority security interest in the Collateral of such Subsidiary; provided, however, if Borrower acquires a Subsidiary in connection with a Permitted Acquisition, no prior consent of Lender shall be required and the foregoing shall be inapplicable to any such acquired Subsidiary if such acquired Subsidiary is merged into a Borrower within ten (10) days following its acquisition.

15.18.              Fiscal Year.  Change its fiscal year from a fiscal year ending on January 31 of each calendar year.

15.19.              [Intentionally omitted].

15.20.              Depreciation Methodology.  Change the depreciation schedule or depreciation methodology for any Inventory that is Collateral except as required by GAAP or applicable tax laws or upon 30 days prior written notice to Lender.

15.21.              Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than another Borrower or Subsidiary.

15.22.              Transactions Having a Material Adverse Effect.  Enter into any transaction which has or is reasonably likely to have a Material Adverse Effect; or enter into any transaction, or take or contemplate taking any other action, or omit or contemplate omitting to take any action, which any Responsible Officer has Knowledge that it is reasonably likely to cause a Default or Event of Default hereunder.

15.23.              Storage.  Store any Inventory that is Collateral at any location other than as set forth on section 12.29.1 of the Disclosure Schedule; maintain its chief executive office at any location other than as set forth on section 12.30.1 of the Disclosure Schedule.

15.24.              Transportation Solutions Assets.  Borrower’s Subsidiary, Transportation Solutions, LLC, shall not own any material asset other than interests in aircraft.

15.25.              Other Indebtedness.  Enter into, assume or otherwise be bound or obligated under any agreement creating or evidencing Indebtedness containing one or more Additional and Amended Financial Covenants, without providing prior written notice to Lender, provided, however, in the event the Borrower or any other Covered Person shall enter into, assume or otherwise become bound by or obligated under any such agreement, whether or not prior written notice is given to Lender, the terms of this Agreement shall, without any further action on the part of the Borrower and each other Covered Person or Lender, be deemed to be amended automatically to include each Additional and Amended Financial Covenant contained in such agreement, and provided further, however, with respect to any Indebtedness in existence on the date hereof, the provisions of this sentence shall apply only to amendments after the date hereof.

15.26.              Rental Contracts.  Borrower may rent the Inventory financed by Lender or against which Lender has advanced funds and is Collateral pursuant to the terms of Borrower’s rental contracts (“Rental Contracts”).  Financing for such Inventory will thereafter be subject to the rates and terms of Lender’s financing program in effect for rented goods, as reflected in the applicable Transaction Statement for such Inventory.  All of Borrower’s Rental Contracts, agreements and rental transactions will be in a form satisfactory to Lender and conform with all applicable laws.  Borrower will indemnify Lender against any loss or damage Lender suffer, whether direct or indirect, resulting in any way from the Rental Contracts, agreements or rental transactions that fail to so comply with such laws.  All Rental Contracts will be transferable to Lender.  Borrower will indemnify Lender against any claims by its customers regarding Borrower’s obligations under the Rental Contacts.  Borrower will immediately, upon Lender’s oral or written request, deliver to Lender all Rental Contracts and all related documents.  This assignment is a transfer for security only and, until Lender has foreclosed its interest in the Rental Contracts, will not be deemed to delegate any of Borrower’s duties under the Rental Contracts to Lender; nor is it intended to alter or impair performance by either party to the Rental Contracts.  Lender may, from time to time, verify the accuracy of the Rental Contracts.  Borrower will immediately, upon Lender’s written request, provide Lender with the following information regarding Rental Contracts which are in effect on the date of such request:  (a) the name, address and telephone number of each customer who has executed a Rental Contract; (b) the location of the Inventory; (c) the date of each Rental Contract; (d) the date when the Inventory is to be returned under each Rental Contract; and, (e) any other information which Lender may reasonably request.  Other than to Lender and other than Permitted Security Interests, Borrower will not assign, sell, pledge, convey or by any other means transfer any Rental Contracts or chattel paper covering inventory financed by Lender that are for a term of thirty-two (32) days or more, without Lender’s prior written consent.  Borrower will not enter into any Rental Contracts for Inventory financed by Lender or against which Lender has advanced funds pursuant to which:  (i) the original term of the Rental Contract is greater than ninety (90) days; (ii) the original term of the Rental Contract is equal to or greater than the remaining economic life of such Inventory; (iii) the customer is bound to renew the Rental Contract for the economic life of such Inventory or is bound to become the owner of such Inventory; or, (iv) the customer has an option to renew the Rental Contract for the remaining economic life of such Inventory, or to become the owner of such Inventory, for nominal consideration, or for consideration which is less than the unpaid balance owed to Lender for such inventory.  If any such Rental Contracts are issued, Borrower will take any action which Lender may reasonably require to perfect and/or protect Lender’s security interest in such Rental Contracts and/or the inventory subject thereto.

16.                               Financial Covenants.

16.1.                     Special Definitions.  As used in this Section 16 and elsewhere herein, the following capitalized terms have the following meanings:

“Capital Expenditure” means an expenditure for an asset that must be depreciated or amortized under GAAP, or for any asset that under GAAP must be treated as a capital asset.  An expenditure for purposes of this definition includes any deferred or seller financed portion of the purchase price of an asset and includes the Capital Expenditure Equivalent of a Capital Lease.  Capital Expenditures do not include any expenditure made with insurance proceeds to the extent used to replace or repair damaged fixed assets and plant equipment.

“EBITDA” means, for any period of calculation, an amount equal to (A) the sum of (i) Net Income, (ii) Interest Expense, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, and (vi) non-cash charges relating to any share-based compensation awards, to the extent such non-cash charges were expensed during such period in accordance with SFAS 123R or are required to be shown as an expense in any Financial Statements for periods prior to the effective date of SFAS 123R, plus (B), the sum of (i) all nonrecurring losses under GAAP, and (ii) all extraordinary losses not otherwise related to the continuing operations of the Borrower in such period, minus (C) the sum of (i) all nonrecurring gains under GAAP, and (ii) all extraordinary gains and income not otherwise related to the continuing operations of the Borrower in such period.

“Intangibles” means and includes, at any date, general intangibles; software (purchased or developed in-house); accounts receivable and advances due from officers, directors, employees, stockholders, members, owners and Affiliates; leasehold improvements net of depreciation; licenses; good will; prepaid expenses; escrow deposits; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; the capitalized cost of patents, trademarks, service marks and copyrights net of amortization; and such other similar items as Lender may from time to time determine in Lender’s sole discretion.

“Interest Expense” means for any period of calculation, all interest, whether paid in cash or accrued as a liability, but without duplication, on Total Funded Indebtedness during such period.

“Net Income” means, for any period of calculation, “net income” as determined in accordance with GAAP.

“Tangible Net Worth” means, at any date, (a) Total Assets minus (b) the sum of (i) Intangibles plus (ii) Total Liabilities.

“Total Assets” means the sum of all assets as presented in the balance sheet in Borrower’s most recent consolidated Financial Statements delivered to Lender as required hereunder.

“Total Funded Indebtedness” means the sum of the following, without duplication (i) the aggregate outstanding principal balance of all other Indebtedness for borrowed money, (ii) the principal outstanding under the Floorplan Loan Facility and  unfunded Approvals, and (iii) the maximum amount payable under any guaranty executed by a Borrower.

“Total Liabilities” means the sum of all liabilities as presented in the balance sheet in Borrower’s most recent consolidated Financial Statements delivered to Lender as required hereunder (including as liabilities, all reserves required under GAAP for contingencies and other potential liabilities) plus all Indebtedness of Borrower not otherwise reported thereon.

“Total Whole Goods Inventory” means the aggregate acquisition cost of all whole good items of Inventory owned by the Borrower and its Subsidiaries, whether or not such Inventory is subject to a Security Interest or subject to any Indebtedness (interest bearing or otherwise).

All other capitalized terms used in this Section 16 shall have their meanings and shall be determined under GAAP.  All calculations shall be for the Borrowers and their respective Subsidiaries on a consolidated basis.  For the purposes of calculating the amount of Total Funded Indebtedness in this Section 16, each scheduled payment of interest and principal on any of the Loans made on the first of a month shall be deemed to have been made on the immediately preceding day.

16.2.                     Debt Service Coverage.  Borrower covenants that it will maintain, as of the last day of each fiscal quarter ending on or after January 31, 2010, a ratio of EBITDA to Interest Expense, for the four preceding quarters then ended, of not less than 1.20 to 1.00.

16.3.                     Maximum Total Funded Indebtedness to Tangible Net Worth.  Borrower covenants that it will maintain, as of the last day of each fiscal quarter ending on or after January 31, 2010, a ratio of Total Funded Indebtedness to Tangible Net Worth not in excess of 3.00 to 1.00, calculated as of the last day of each fiscal quarter ending for the preceding four (4) fiscal quarters then ended.

16.4.                     Minimum Inventory Turn.  Borrower covenants that it will maintain as of the last day of each fiscal quarter ending on or after January 31, 2010, a ratio of:

(I) Borrower’s cost of goods sold with respect to new Inventory, to (b) average new Inventory, for the four (4) fiscal quarters then ended, of not less than (y) for the fiscal quarters ending January 31, 2010, April 30, 2010 and July 31, 2010, 1.80 to 1.00 and (z) for the fiscal quarter ending October 31, 2010 and each January 31, April 30, July 31 and October 31 thereafter, 2.00 to 1.00;

(II) (a) Borrower’s cost of goods sold with respect to used inventory, to (b) average used Inventory for the (4) fiscal quarters then ended, of not less than (y) for the fiscal quarters ending January 31, 2010, April 30, 2010 and July 31, 2010, 1.80 to 1.00 and (z) for the fiscal quarter ending October 31, 2010 and each January 31, April 30, July 31 and October 31 thereafter, 2.00 to 1.00; and

(III) (a) Borrower’s cost of goods sold with respect to parts inventory, to (b) average parts inventory, for the four (4) fiscal quarters then ended, of not less than 1.50 to 1.00.

16.5.                     Maximum Total Whole Goods Inventory.  Borrower covenants that as of October 31, 2009, January 31, 2010, April 30, 2010 and July 31, 2010, Borrower’s Total Inventory shall not exceed $380,000,000 plus an amount equal to fifty percent (50%) of the Dollar amount of all assets purchased by Borrower in connection with any Permitted Acquisition after the Effective Date.  For clarity, this covenant shall not be applicable after July 31, 2010.

17.                               Default.

17.1.                     Events of Default.  Any one or more of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

17.1.1.                       Failure to Pay Principal or Interest.  Failure of Borrower to pay (i) any interest accrued on any of the Loans within three (3) Business Days after the date when due, or (ii) any principal of the Loans when due; provided, however, it shall not be an Event of Default with respect to the payment of any principal or interest on any Floorplan Loan until the occurrence of a Floorplan Payment Default.  “Floorplan Payment Default” means any failure by Borrower to make any payment, under a Transaction Statement by the last day of the “no interest” period set forth in a Transaction Statement.  “Floorplan Payment Default” shall not mean or include, and shall exclude, any deductions, offsets or other disputes made or asserted by Borrower which are accepted by or under good faith negotiation with Lender.

17.1.2.                       Failure to Pay Certain Other Amounts Owed to Lender.  Failure of Borrower to pay any of the Loan Obligations (other than principal of the Loans or interest accrued thereon and other than Lender’s costs and expenses Borrower is required to pay pursuant to the terms of Section 14.19 and Section 14.21) within 10 days after the date when due.

17.1.3.                       Failure to Pay Examination and Appraisal Costs.  Failure of Borrower to pay any of Lender’s reasonable costs and expenses required to be paid by Borrower pursuant to the terms of Section 14.19 and Section 14.21 within 10 days after the date when due.

17.1.4.                       Failure to Pay Amounts Owed to Other Persons.  Failure of any Covered Person to make any payment due on Indebtedness of such Covered Person which such Indebtedness is over $250,000 in the aggregate to Persons (other than Indebtedness owed to Lender under the Loan Documents and other than Indebtedness owed to any Covered Person’s trade creditors in connection with the purchase of such Covered Person’s Inventory from such trade creditors) and which failure continues unwaived beyond any applicable grace period specified in the documents evidencing such Indebtedness.

17.1.5.                       Representations or Warranties.  Any of the Representations and Warranties is discovered to have been false in any material respect when made and is not cured within ten (10) days of the date such Representation and Warranty was made (provided such breach can be cured within such period and provided that Borrower works diligently and in good faith to cure any such breach during such period), provided, however, with respect to Representations and Warranties regarding Accounts, any such breach or falsity could reasonably be likely to have a Material Adverse Effect.

17.1.6.                       Certain Covenants with Cure Periods.  Failure of any Covered Person to comply with any covenant in Section 14 (other than the covenants set forth in Section 14.13, Section 14.14, Section 14.16, Section 14.19, Section 14.20, Section 14.21, Section 14.22, and Section 14.23) which is not cured within 20 days after the initial occurrence of such failure, provided noncompliance with such covenant can be cured within such 20 day period and provided that Borrower works diligently and in good faith to cure any such noncompliance during such period.

17.1.7.                       Certain Covenants Without Cure Periods.  Failure of any Covered Person to comply with the covenants in Section 14 (unless specified in Section 17.1.6 above ), Section 15, or Section 16.

17.1.8.                       Other Covenants.  Failure of any Covered Person to comply with of any of the terms or provisions of any of the Loan Documents applicable to it (other than a failure which constitutes an Event of Default under any of Sections 17.1.1 through 17.1.7).

17.1.9.                       Acceleration of Other Indebtedness.  Any Obligation (other than a Loan Obligation) of a Covered Person for the repayment of $250,000 in the aggregate or more of borrowed money is accelerated, or becomes or is declared to be due and payable or required to be prepaid (other than by an originally scheduled or required (not by acceleration) prepayment) prior to the original maturity thereof.

17.1.10.                Default Under Other Agreements.  The occurrence of any default or event of default under any agreement to which a Covered Person is a party (other than the Loan Documents), which default or event of default continues unwaived beyond any applicable grace period provided therein and has had or could reasonably likely to have a Material Adverse Effect.  Lender or any Covered Person receives notice of a breach that is not cured within any applicable grace period from any landlord under a landlord consent/waiver concerning a leased regional or national headquarters or a leased location at which $500,000 or more of Inventory that is Collateral is located or any of its material books and records are located stating that Borrower is in default of its obligations under such lease.  Borrower loses any franchise, permission, license or right to sell or deal in any Collateral which Lender or Lender finance which has had or could reasonably be likely to have a Material Adverse Effect.

17.1.11.                Bankruptcy; Insolvency; Etc.  A Covered Person (i) fails to pay, or admits in writing its inability to pay, its debts generally as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes an assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of such Covered Person or any substantial part of its property; (iv) commences any proceeding relating to such Covered Person under any reorganization, arrangement, readjustment of debt, dissolution or liquidation Law of any jurisdiction, whether now or hereafter in effect; (v) has commenced against it any such proceeding which remains undismissed for a period of 60 days, or by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or of any substantial part of its property, or allows any such receivership or trusteeship to continue undischarged for a period of 60 days; or (vi) takes any action to authorize any of the foregoing.

17.1.12.                Judgments; Attachment; Settlement; Etc.  Any one or more judgments or orders is entered against a Covered Person or any attachment or other levy is made against the property of a Covered Person with respect to a claim or claims involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of reasonable deductibles in effect on the Execution Date) in an aggregate amount in excess of $250,000, and such judgment becomes final and non-appealable or if timely appealed is not fully bonded and collection thereof stayed pending the appeal; or any Covered Person agrees to a settlement obligating any Covered Person to make a payment with respect to a claim or claims involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of reasonable deductibles in effect on the Execution Date) in an aggregate amount in excess of $250,000.

17.1.13.                Pension Benefit Plan Termination, Etc.  Any Pension Benefit Plan termination by the PBGC or the appointment by the appropriate United States District Court of a trustee to administer any Pension Benefit Plan or to liquidate any Pension Benefit Plan, which has had or reasonably could be likely to have a Material Adverse Effect; or any event which constitutes grounds either for the voluntary termination of any Pension Benefit Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Benefit Plan shall have occurred and be continuing for thirty (30) days after Borrower has notice of any such event, which has had or reasonably could be likely to have a Material Adverse Effect; or any voluntary termination of any Pension Benefit Plan which is a defined benefit pension plan as defined in Section 3(35) of ERISA while such defined benefit pension plan has an accumulated funding deficiency in an amount exceeding $500,000 in the aggregate unless Lender has been notified of such intent to voluntarily terminate such plan and Lender has given its consent and agreed that such event shall not constitute an Event of Default; or the plan administrator of any Pension Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(1) of the Code and Lender determines that the substantial business hardship upon which the application for such waiver is based could subject any Covered Person or ERISA Affiliate of any Covered Person to a liability in excess of $500,000 in the aggregate.

17.1.14.                Liquidation or Dissolution.  A Covered Person files a certificate of dissolution under applicable state Law or is liquidated or dissolved or suspends or terminates the operation of its business, or has commenced against it any action or proceeding for its liquidation or dissolution or the winding up of its business, or takes any action in furtherance thereof, except in connection with the consolidation of such a Covered Person and its assets with another Covered Person and its assets except as permitted by this Agreement.

17.1.15.                Seizure of Assets.  All or any material part of the property of all Covered Persons is nationalized, expropriated, seized or otherwise appropriated, or custody or control of such property or of all Covered Persons is assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, unless the same is being contested in good faith by proper proceedings diligently pursued and a stay of enforcement is in effect.

17.1.16.                Racketeering Proceeding.  There is filed against any Covered Person any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding is not dismissed within 120 days and could result in the confiscation or forfeiture of any of the Collateral.

17.1.17.                Loan Documents; Security Interests.  For any reason other than the failure of Lender to take any action available to it to maintain perfection of the Security Interests created in favor of Lender pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Security Interest with respect to any portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Security Interests (other than the Permitted Security Interests, and other than sales of Collateral expressly permitted hereunder made in the ordinary course of business, to a bona fide purchaser, for fair market value, if all of the proceeds thereof are delivered to Lender as set forth herein) or is terminated, revoked or declared void or invalid, or Borrower or any Covered Person contests or denies that it has any liability or obligation under any agreement, term, or condition contained in any Loan Document to which Borrower or such Covered Person is a party.

17.1.18.                Loss to Collateral.  Any abandonment, loss, theft, damage or destruction of any item or items of Collateral occurs which is not covered by insurance as required herein and has or is reasonably likely to have a Material Adverse Effect.

17.1.19.                Change of Control.  Unless consented to in writing by Lender, a Change of Control shall occur, or the Borrowers shall take any action in support of a Change in Control, or any Person states, publicly, privately, or otherwise, its intention to take any action, or fail to take any action, that may reasonably be likely, as determined by Lender, to result in a Change of Control.

17.1.20.                Material Adverse Change.  There occurs any action or event or there is a nonoccurrence of any action or event, which has or reasonably could be likely to have a Material Adverse Effect.

17.2.                     Cross-Default.  An Event of Default under this Agreement will automatically and immediately constitute a default under every other Loan Document without regard to any requirement therein for the giving of notice or the passing of time.

17.3.                     Rights and Remedies.

17.3.1.                       Termination of Floorplan Loan Facility.  Upon an Event of Default described in Section 17.1.11 (regardless of whether any time periods specified therein have expired), the Floorplan Loan Facility shall be deemed canceled without any action or notice by Lender shall have no obligation to make any further or subsequent Advances and no further advances or Approvals shall be made without the consent of Lender.  Upon the occurrence and during the continuance of any other Event of Default, Lender in its sole and absolute discretion may cancel the Floorplan Loan Facility.  Such cancellation may be, in any case, without presentment, demand or notice of any kind, which Borrower expressly waives.  Borrower hereby waives any requirement for notice of acceleration.

17.3.2.                       Acceleration; Funding.  Upon an Event of Default described in Section 17.1.11 (regardless of whether any time periods specified therein have expired), all of the outstanding Loan Obligations shall automatically become immediately due and payable.  From and after the date Lender has knowledge of an Event of Default under Section 17.1.1, no further Advances shall be made or issued Lender approves in writing any further Advances or unless Lender waives in writing such Event of Default.  Upon the occurrence and during the continuance of any other Event of Default, and at any time thereafter, (i) Lender may cease making Advances, and (ii) Lender in its sole and absolute discretion may declare all of the outstanding Loan Obligations immediately due and payable.  Any such acceleration may be, in either case, without presentment, demand or notice of any kind, which Borrower expressly waives.

17.3.3.                       Right of Set-off.  During an Existing Default, Lender and each participant of Lender in the Loan Obligations is hereby authorized, without notice to Borrower (any such notice being expressly waived by Borrower), to the fullest extent permitted by law, to set off and apply against the Loan Obligations any and all deposits (general or special, time or demand, provisional or final) or any other assets at any time held by or at Lender or such participant or under the control of or otherwise pledged to Lender or such participant, or any other Indebtedness at any time owing by Lender (or its Affiliate) or such participant (or its Affiliate) to or for the credit or the account of Borrower, irrespective of whether or not Lender shall have made any demand under this Agreement or the notes or any guaranty and although such Loan Obligations may be unmatured.  The rights of Lender or such participant under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender or such participant may otherwise have.  Any such amounts shall be applied by Lender to the Loan Obligations as set forth in this Agreement.  During an Existing Default, Lender or such participant is hereby authorized, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply against the Loan Obligations any and all deposits (general or special, time or demand, provisional or final) or other assets at any time held by or at Lender or such participant, or under the control of or otherwise pledged to Lender or such participant, or any other Indebtedness at any time owing by Lender (or its Affiliates) or such participant (or its Affiliates) to or for the credit or the account of Borrower, irrespective of whether or not Lender (or its Affiliates) thereof or such participant (or its Affiliates) shall have made any demand under this Agreement or the Loan Obligations and although such Loan Obligations may be unmatured.

17.3.4.                       Notice to Account Debtors.  Upon the occurrence and during the continuance of an Event of Default, Lender may, without prior notice to Borrower, notify any or all Account Debtors that the Accounts have been assigned to Lender and that Lender has a Security Interest therein, and Lender may direct, or Borrower, at Lender’s request, shall direct, any or all Account Debtors to make all payments upon the Accounts directly to Lender.

17.3.5.                       Entry Upon Premises and Access to Information.  Upon the occurrence and during the continuance of an Event of Default, Lender may (i) enter upon the premises leased or owned by Borrower where Collateral is located (or is believed to be located) without any obligation to pay rent to Borrower, or any other place or places where Collateral is believed to be located, (ii) render Collateral usable or saleable, (iii) remove Collateral therefrom to the premises of Lender or any agent of Lender for such time as Lender may desire in order effectively to collect or liquidate Collateral; (iv) take possession of, and make copies and abstracts of, Borrower’s original books and records, obtain access to Borrower’s data processing equipment, computer hardware and software relating to any of the Collateral and use all of the foregoing and the information contained therein in any manner deems appropriate in connection with the exercise of Lender’s rights; and (v) notify postal authorities to change the address for delivery of Borrower’s mail to an address designated by Lender and to receive, open and process all mail addressed to Borrower.

17.3.6.                       Completion of Uncompleted Inventory Items.  Upon the occurrence and during the continuance of an Event of Default, Lender may request that Borrower, and Borrower shall upon such request, use Borrower’s best efforts to obtain the consent of its and any other Covered Person’s customers to the completion (before or after foreclosure by Lender of its security interest therein) of the manufacture of all uncompleted Inventory items that Borrower or any other Covered Person was manufacturing for such customers pursuant to contracts or accepted purchase orders, and the commitment by such customers to purchase such items upon their completion as provided in the relevant contracts or accepted purchase orders.  Borrower shall, as an uncompensated agent for Lender, complete or cause to be completed the manufacture and shipment of all such items as provided in the relevant contracts or accepted purchase orders if Lender so directs.

17.3.7.                       Borrower’s Obligations.  Upon the occurrence and during the continuance of an Event of Default, Borrower shall, if Lender so requests, assemble all the movable tangible Collateral and make it available to Lender at a place or places to be designated by Lender in its discretion.

17.3.8.                       Secured Party Rights.  Upon the occurrence and during the continuance of an Event of Default:

17.3.8.1.                                     Lender may exercise any or all of its rights under the Security Documents as a secured party under the UCC and any other applicable Law; and

17.3.8.2.                                     Lender may sell or otherwise dispose of any or all of the Collateral at public or private sale in a commercially reasonable manner, which sale Lender may postpone from time to time by announcement at the time and place of sale stated in the notice of sale or by announcement at any adjourned sale without being required to give a new notice of sale, all as Lender deems advisable, for cash or credit.  Lender may become the purchaser at any such sale if permissible under applicable Law, and Borrower agrees that Lender has no obligation to preserve rights to Collateral against prior parties or to marshal any Collateral for the benefit of any Person.  Borrower agrees that if Lender conducts a private sale of any Collateral by requesting bids from 5 or more dealers, distributors, or lessors in that type of Collateral, any sale by Lender of such Collateral, in bulk or in parcels, to the bidder submitting the highest cash bid therefor, which occurs within 120 days of the later to occur of (a) Lender taking possession and control of such Collateral, or (b) Lender being otherwise authorized or permitted to sell such Collateral, is a commercially reasonable sale of such Collateral under the UCC.  Borrower further agrees that 10 (ten) or more days prior written notice will be commercially reasonable notice of any public or private sale.  Borrower agrees that the purchase of any Collateral by a Vendor, as provided in any agreement between Lender and the Vendor, is a commercially reasonable disposition and private sale of such Collateral under the UCC, and no request for bids shall be required.  Borrower irrevocably waives any requirement that Lender retain possession and not dispose of any Collateral until after an arbitration hearing, arbitration award, confirmation, trial or final judgment.  If Lender disposes of any such Collateral other than as herein contemplated, the commercial reasonableness of such disposition will be determined in accordance with the laws of the state governing this Agreement.

17.3.9.                       Joint and Several.  Each Obligation and liability of Borrower to Lender, including the Loan Obligations, are the joint and several obligations of Borrower, and Lender may proceed directly against any Borrower, or all Borrowers, or any Guarantor, or any Collateral, or all of the foregoing, or any one of the foregoing or any combination of the foregoing, without first proceeding against Borrower or any Collateral, or without joining all Persons liable or potentially liable for any portion of the Loan Obligations in one action.  Each Borrower shall be jointly and severally liable as primary obligor and not merely as surety for repayment of all Loan Obligations arising under the Loan Documents.  Such joint and several liability shall apply to Borrower regardless of whether any Advance was only requested by or on behalf of or made to any other Borrower or the proceeds of any Advance were used only by or on behalf of any other Borrower or any indemnification Obligation or any other Obligation arose only as a result of the action of any other Borrower.  If any Borrower makes a payment in respect of the Loan Obligations hereunder and under the other Loan Documents, it shall have the rights of contribution described in this Section below against the other Borrower or Borrowers; provided that such Borrower shall not exercise its right of contribution until Payment in Full; provided, however, that Lender is hereby granted, a Security Interest in such right of contribution and may enforce such right during an Existing Default.  It is the intent of Borrower and Lender, that Borrower’s maximum obligation to repay the Loan Obligations hereunder and under the other Loan Documents (the “Loan Obligation Limit”) shall not exceed the greater of (i) the amount actually borrowed or received directly or indirectly by such Borrower with respect thereto and (ii) the amount which is $1.00 less than the amount which, if recorded by such Borrower as a liability, would render such Borrower not Solvent.  To the extent that any Borrower makes a payment on any of the Loan Obligations (a “Loan Obligation Payment”), such Borrower (the “Entitled Borrower”) is entitled to contribution and indemnification from, and reimbursement by, each other Borrower (a “Contributing Borrower”) in the amount of the Contribution Obligation of such Contributing Borrower hereunder.  The “Contribution Obligation” of a Contributing Borrower with respect to the Loan Obligation Payment of an Entitled Borrower is an amount equal to the greater of (1) the lesser of (x) such Contributing Borrower’s Loan Obligation Limit at the time the Loan Obligation Payment is made and (y) such Contributing Borrower’s Allocable Share of the Loan Obligation

Payment, and (2) the amount of all proceeds from the Loan Obligations actually received by such Contributing Borrower or applied by the recipient thereof directly or indirectly for the benefit of such Contributing Borrower, less the sum of any repayments thereof and any Loan Obligation Payments made by such Contributing Borrower prior to the time the applicable Loan Obligation Payment is made.  The “Allocable Share” of a Contributing Borrower is a fraction, the numerator of which is such Contributing Borrower’s Loan Obligation Limit at the time the applicable Loan Obligation Payment is made and the denominator of which is the sum of the Loan Obligation Limits of all of the Contributing Borrowers (plus a similarly computed amount for any Guarantor which has a similar obligation to make a contribution) as of such time.

17.3.10.                Miscellaneous.  Upon the occurrence of an Event of Default and at any time thereafter, Lender may exercise any other rights and remedies available to Lender under the Loan Documents or otherwise available to Lender at law or in equity.

17.4.                     Application of Funds.  Any funds received by Lender with respect to any Loan Obligation after its Maturity, including proceeds of Collateral, shall be applied as follows:  (i) first, to reimburse Lender all unreimbursed costs and expenses paid or incurred by Lender that are payable or reimbursable by Borrower hereunder; (ii) second, to the payment of accrued and unpaid fees due hereunder and all other amounts due hereunder; (iii) third, to the payment of interest accrued on the Loans to Lender; and to the payment (pari passu with the foregoing) of any Interest/Currency Hedge Obligations; (iv) fourth, to the payment of the Loans, in such order as Lender determines in its absolute discretion; and (v) fifth, to the payment of the other Loan Obligations.  Any further remaining amounts shall be paid to Borrower or such other Persons as shall be legally entitled thereto.  Except as expressly provided otherwise herein, Lender may apply, and reverse and reapply, payments and proceeds of the Collateral to the Loan Obligations in such order and manner as Lender determines in its absolute discretion.  Borrower hereby irrevocably waives the right to direct the application of payments and proceeds of the Collateral.  Notwithstanding the foregoing, Lender may, with respect to the Floorplan Loan Facility apply: (i) at any time, payments to reduce finance charges first and then principal, regardless of Borrower’s instructions; and (ii) principal payments to the oldest (earliest) invoice for Collateral financed by Lender under the Floorplan Loan Facility, but, in any event, all principal payments will first be applied to such Collateral financed by Lender under the Floorplan Loan Facility  which is sold, lost, stolen, damaged, rented, leased, or otherwise disposed of or unaccounted for.

17.5.                     Limitation of Liability; Waiver.  Lender shall not be liable to Borrower as a result of any commercially reasonable possession, repossession, collection or sale by Lender of Collateral; and Borrower hereby waives all rights of redemption from any such sale and the benefit of all valuation, appraisal and exemption Laws.  If Lender seeks to take possession of any of the Collateral by replevin or other court process, Borrower hereby irrevocably waives (i) the posting of any bonds, surety and security relating thereto required by any statute, court rule or otherwise as an incident to such possession, (ii) any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof, (iii) any requirement that Lender retain possession and not dispose of any Collateral until after trial or final judgment, and (iv) to the extent permitted by applicable Law, all rights to notice and hearing prior to the exercise by Lender of Lender’s right to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.  Lender shall have no obligation to preserve rights to the Collateral or to marshal any Collateral for the benefit of any Person.

17.6.                     Notice.  Any notice of intended action required to be given by Lender (including notice of a public or private sale of Collateral), if given as provided in Section 21.1 at least 10 days prior to such proposed action, shall be effective and constitute reasonable and fair notice to Borrower.

17.7.                     No Liability.  Lender shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.  Lender may execute any of its duties hereunder through its officers, directors, employees, agents and attorneys-in-fact, and Lender may employ agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it with reasonable care.  Lender shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Covered Person), independent accountants, and other experts selected by Lender.  Lender shall be entitled to seek and rely upon the advice of counsel concerning all matters hereunder and shall not be liable to Borrower for acting or failing to act as advised by such counsel.

18.                               Intentionally Omitted.

19.                               General.

19.1.                     Lender’s Right to Cure.  Lender may (but shall not be obligated to), from time to time, in its absolute discretion, for Borrower’s account and at Borrower’s expense, pay (or, make a Floorplan Loan Advance to pay) any amount or do any act required of Borrower hereunder or requested by Lender to preserve, protect, maintain or enforce the Loan Obligations, the Collateral or Lender’s Security Interests therein, and which Borrower fails to pay or do, including payment of any judgment against Borrower, insurance premium, Taxes, warehouse charge, finishing or processing charge, landlord’s claim, and any other Security Interest upon or with respect to the Collateral.  All payments that Lender make pursuant to this Section and all reasonable out-of-pocket costs and expenses that Lender pay or incur in connection with any action taken by it hereunder shall be a part of the Loan Obligations, the repayment of which shall be secured by the Collateral.  Any payment made or other action taken by Lender pursuant to this Section shall be without prejudice to any right to assert an Event of Default hereunder and to pursue Lender’s other rights and remedies with respect thereto.

19.2.                     Rights Not Exclusive.  Every right granted to Lender hereunder or under any other Loan Document or allowed to it at law or in equity shall be deemed cumulative and may be exercised from time to time.

19.3.                     Survival of Agreements.  All covenants and agreements made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, and other Loan Documents and the making of every Advance.  All agreements, obligations and liabilities of Borrower under this Agreement concerning the payment of money to Lender, including Borrower’s obligations under Sections 19.5 and 19.6, but excluding the obligation to repay the Loans and interest accrued thereon, shall survive the repayment in full of the Loans and interest accrued thereon, whether or not indefeasible and the termination of the Floorplan Loan Facility.

19.4.                     Assignments; Participations.

19.4.1.                       Assignments.  At any time after the Execution Date, Lender may assign all of its rights and obligations under this Agreement without the consent or approval of

Borrower.  Upon execution, delivery, and acceptance of an assignment and acceptance in form and substance acceptable to Lender, the assignee thereunder shall be a party hereto and, have the obligations, rights, and benefits of Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement.  Upon the consummation of any assignment pursuant to this Section, the assignor and the Borrower shall make appropriate arrangements so that, if required, new notes are issued to the assignee.   If the assignee is not incorporated under the laws of the United States of America or a State thereof, it shall deliver to the Borrower and the Lender certification as to the exemption from deduction or withholding of Taxes in accordance with applicable laws and as otherwise required by Lender.  Lender shall give prompt notice thereof to Borrower and Borrower shall be obligated to assignee to the same extent Borrower was obligated to such assignor.  Notwithstanding any other provision set forth in this Agreement, Lender may at any time assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant.  No such assignment shall release Lender from its obligations hereunder.

19.4.2.                       Sale of Participations.  Lender may sell one or more participations from time to time in its Loans to any other Person without the consent or approval of Borrower.

19.4.3.                       Information.  Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of Lender from time to time to assignees, affiliates or participants (including prospective assignees and participants)  Lender will use reasonable efforts to provide notice to Borrower prior to disclosing any such information, but shall have no liability for failure to provide such notice unless failure was willful.

19.5.                     Payment of Expenses.  Borrower agrees to pay or reimburse to Lender all of Lender’s reasonable out-of-pocket costs incurred in connection with Lender’s due diligence review before execution of the Loan Documents; the negotiation and preparation of proposals, a commitment letter and the Loan Documents; the assignment of the Loans; any participation of the Loans; the administration of this Agreement, the Loan Documents and the Loans; the perfection of Lender’s Security Interests in the Collateral; the interpretation of any of the Loan Documents; the enforcement of Lender’s rights and remedies under the Loan Documents after a Default or Event of Default; any amendment of or supplementation to any of the Loan Documents; and any waiver, consent or forbearance with respect to any Default or Event of Default.  Lender’s reasonable out-of-pocket costs may include but are not limited to the following, to the extent they are actually paid or incurred by Lender: title insurance fees and premiums; the cost of searches for Security Interests existing against Covered Persons or Guarantors; recording and filing fees and taxes; appraisal fees; travel expenses; environmental consultant fees; litigation costs; reasonable attorneys’ and paralegals’ expenses and reasonable fees; and costs and expenses (for both internal and external examiners) for any field examinations.  Attorneys’ and paralegals’ expenses may include but are not limited to filing charges; telephone, data transmission, facsimile and other communication costs; courier and other delivery charges; and photocopying charges.  Litigation costs may include but are not limited to filing fees, deposition costs, expert witness fees, expenses of service of process, and other such costs paid or incurred in any administrative, arbitration, or court proceedings involving Lender and any Covered Person, including proceedings under the Bankruptcy Code.  All costs which Borrower is obligated to pay or reimburse Lender are Loan Obligations payable to Lender and are payable on demand by Lender.

19.6.                     General Indemnity.

19.6.1.                       Borrower agrees to indemnify and hold harmless Lender, and each of its affiliates and its respective officers, directors, employees, attorneys, representatives, agents, and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans (including, without limitation, any payments made by Lender to any Person (other than Borrower) who is a party to any blocked account and/or lockbox agreement, including, without limitation, any indemnity payments by Lender thereunder), or the manufacture, storage, transportation, release or disposal of any Hazardous Material on, from, over or affecting any of the Collateral or any of the assets, properties, or operations of any Covered Person or any predecessor in interest, directly or indirectly, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.  The Borrower agrees not to assert and agrees that it will not direct any other Covered Person to assert, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.  Borrower also agrees to pay, indemnify and hold harmless the Indemnified Parties for, from and against, and shall promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys’ fees and expenses and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties, or enforcement by Lender of any of its rights with respect thereto, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.  Each Borrower covenants and agrees to assume liability for and to protect, indemnify and hold harmless Lender, from any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses (including without limitation, attorneys’ fees), which may be incurred by, imposed or asserted against Lender, howsoever arising or incurred because of. out of or in connection with the disbursements of Floorplan Loans; provided, however, the liability of the Borrowers pursuant to this indemnity shall not extend to any liability, obligation, damage, penalty, claim, cause of action, cost, charge or expense caused by or arising out of the gross negligence or willful misconduct of Lender.  Borrower:  (i) is obligated to pay any Loan Obligation even if any Collateral is defective or fails to conform to any warranties extended by any third party; (ii) shall not assert against Lender, or any other Indemnified Party any claim or defense Borrower has against any third party; and (iii) indemnify and hold Lender and any other Indemnified Party harmless against all claims and defenses asserted by any buyer of the Collateral relating to the condition of, or any representations regarding, any of the Collateral.  Borrower irrevocably waives all rights of offset and counterclaims Borrower may have against Lender, except counterclaims arising in cases of Lender’s gross negligence or willful misconduct.

19.6.2.        The obligations of Borrower under this Section 19.6 shall survive the termination of the Floorplan Loan Facility, the full payment in cash and satisfaction of all of the Loan Obligations, and the release of the Collateral.  All amounts, obligations and liabilities referred to in Section 19.6.1 shall be deemed to be a part of the Loan Obligations and shall be paid to Lender on demand.

19.6.3.        To the extent that any of the indemnities required from Borrower under this Section are unenforceable because they violate any Law or public policy, Borrower shall pay the maximum amount which it is permitted to pay under applicable Law.

19.6.4.        The foregoing indemnification shall not apply to the extent such liabilities and costs are determined to have resulted or been caused, in whole or in part, by the gross negligence or willful misconduct on the part of such Indemnified Party.  THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND EXCEPT AS PROVIDED BY THE IMMEDIATELY PRECEDING SENTENCE.

19.6.5.        In exchange for, among other things, Lender’s agreement to make any payments to any Person (other than Borrower or a Covered Person) who is a party to any blocked account, lockbox agreement, bailee letter, landlord waiver or other similar agreement entered into in connection herewith (including any indemnity payments by Lender thereunder, collectively, “Third Person Reimbursement Agreements”), Borrower hereby indemnifies, releases, discharges and acquits forever Lender and any of its respective officers, directors, servants, agents, employees and attorneys, past, present and future, from any and all claims, demands and causes of action, of whatever nature, whether in contract or tort, accrued or to accrue, contingent or vested, known or unknown, running in favor of Borrower or any Covered Person arising out of or relating to such Third Person Reimbursement Agreements, except those arising from Lender’s gross negligence or willful misconduct.

19.7.       Changes in Accounting Principles.  If any Covered Person, at the end of its fiscal year and with the concurrence of its independent certified public accountants, changes the method of valuing the Inventory of such Covered Person, or if any other changes in accounting principles from those used in the preparation of any of the Financial Statements are required by or result from the promulgation of principles, rules, regulations, guidelines, pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or bodies with similar functions), and any of such changes result in a change in the method of calculation of, or affect the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of such Covered Person shall be the same after such changes as if such changes had not been made; provided, however, that until such amendments are made, all financial covenants herein and all the provisions hereof which contemplate financial calculation hereunder shall remain in full force and effect.

19.8.       Loan Records.  The date and amount of all Advances to Borrower and payments of amounts due from Borrower under the Loan Documents will be recorded in the records that

Lender normally maintains for such types of transactions.  The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligation of Borrower to repay the Loans and other amounts payable under the Loan Documents.  Borrower shall have the burden of proving that such records are not correct.  Borrower agrees that Lender’s books and records showing the Loan Obligations and the transactions pursuant to this Agreement shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Loan Obligation is also evidenced by a promissory note or other instrument.  Any statement sent by Lender to a Covered Person shall be deemed correct, accurate and binding on Borrower and an account stated (except for reversals and reapplications of payments as provided in Section 7.5 and corrections of errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within 60 days after such statement is rendered (regardless of whether a shorter period is provided for in any Transaction Statement).  In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower.

19.9.       Other Security and Guaranties.  Lender may, without notice or demand and without affecting Borrower’s obligations hereunder, from time to time,: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Loan Obligations and exchange, enforce and release such collateral or any part thereof; and (b) accept and hold any endorsement or Guaranty of payment of all or any part of the Loan Obligations and release or substitute any such endorser or Guarantor, or any Person who has given any Security Interest in any other collateral as security for the payment of all or any part of the Loan Obligations, or any other Person in any way obligated to pay all or any part of the Loan Obligations.

19.10.     Loan Obligations Payable in Dollars.  All Loan Obligations shall be payable only in Dollars.  If, however, to obtain a judgment in any court it is necessary to convert a Loan Obligation payable in Dollars into another currency, the rate of exchange used shall be that at which Lender, using its customary procedures, could purchase Dollars with such other currency in New York, New York on the Business Day immediately preceding the day on which such judgment is rendered.  If any sum in another currency is paid to Lender or received by Lender and applied to a Loan Obligation payable in Dollars, such Loan Obligation shall be deemed paid and discharged only to the extent of the amount of Dollars that Lender, using its customary procedures, is able to purchase in New York, New York with such sum on the Business Day immediately following receipt thereof.  Borrower agrees to indemnify Lender against any loss in Dollars that it may incur on such Loan Obligation as a result of such payment or receipt and application to such Loan Obligation.

19.11.     Disclosure.

19.11.1.     Borrower irrevocably authorizes Lender to investigate and make inquiries of former, current, or future creditors or other persons and credit bureaus regarding or relating to Borrower (including, to the extent permitted by law, any equity holders of Borrower).  Lender may provide to any Affiliate of Lender or any third parties any financial, credit or other information regarding Borrower that Lender may at any time possess, whether such information was supplied by Borrower to Lender or otherwise obtained by Lender.  Further, Borrower irrevocably authorizes and instructs any third parties (including without limitation, any Vendors or customers of Borrower) to provide to Lender any credit, financial or other information regarding Borrower that such third parties may at any time possess, whether such information was supplied by Borrower to such third parties or otherwise obtained by such third parties.

19.11.2.     Lender may obtain from any vendor any credit, financial or other information regarding Borrower that such vendor may from time to time possess.

19.11.3.     Notwithstanding the terms of Section 19.11.1, Lender may, disclose information regarding Borrower, or its operations or finances, to their Affiliates, to each other, to each other’s Affiliates, to any actual or prospective assignee, participant, trustee or purchaser (including any purchaser of any interest in a trust or other special purpose entity), and to all of the officers, attorneys, auditors, accountants, bank examiners, agents and representatives of the foregoing, in connection with the administration or the securitization, participation, or other disposition of all or any portion of the Loans or Loan Documents, or the interpretation or enforcement of the Loan Documents, or the lending and collection activity contemplated therein, or to the extent required by Law or a Governmental Authority, or to the extent required for the assignment, securitization, participation, or other disposition of all or any portion of the Loans or Loan Documents.  Lender shall use its reasonable efforts to cause such Persons to which information is to be disclosed as part of an assignment of, or participation in, the Loans to execute non-disclosure agreements with respect to such information, but shall have no liability for failure to do so, unless such failure is intentionally willful.  Notwithstanding the terms of Section 19.11.1, Lender may also disclose without restriction any such information in any documents that it files in any legal proceeding to pursue, enforce or preserve its rights under the Loan Documents.  Notwithstanding the terms of Section 19.11.1, Lender may also disclose customary credit, financial, or other information on Borrower in Lender’s possession to Vendors and potential Vendors, credit rating agencies, suppliers of Borrower, any Persons liable for the Loan Obligations, or any Person involved in the Floorplan Loan Facility, and Lender shall use its reasonable efforts to advise such Persons that such information is to be treated as confidential, but shall have no liability for failure to do so, unless such failure is intentionally willful.  Lender’s non-disclosure obligation shall not apply to any information that (i) is disclosed to Lender by a third Person not affiliated with or employed by Borrower who does not, to Lender’s knowledge, have a commensurate duty of non-disclosure, or (ii) is or becomes publicly known other than as a result of disclosure by Lender.

19.12.     Tax Treatment Waiver.  Notwithstanding any provision of this Agreement to the contrary, any party hereto (and each employee, representative, or other agent of each such party) may disclose to any and all Persons, without limitation of any kind, the “tax treatment,” “tax structure,” and “tax strategies” of the transactions contemplated hereby and the other Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to any such tax treatment, tax structure, or tax strategy.  This authorization is effective immediately upon the Effective Date.  The terms “tax treatment,” “tax structure,” and “tax strategies” shall be ascribed the meaning set forth in Treas. Reg. §1.6011-4, and this paragraph shall be construed so as to cause the subject transaction not to have been offered or entered into under conditions of confidentiality as described in Treas. Reg. §1.6011-4(b)(3).

20.          Binding Arbitration.

20.1.       Arbitrable Claims.  Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever, whether arising before or after the date of this Agreement and the Loan Documents, and whether directly or indirectly relating to: (a) this Agreement or any amendments, modifications, restatements, waivers, and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between or among Lender, Borrower and any other Covered Person; (c) any act committed by Lender or by any parent company, subsidiary or affiliated company of Lender (the “Lender Companies”), or by any employee, agent, officer or director of a Lender Company whether or not arising within the scope and course of employment or other contractual representation of the Lender Companies provided that such act arises under a relationship, transaction or dealing between Lender, Borrower and any other Covered Person; or (d) any other relationship, transaction or dealing between or among, Lender, Borrower and any Covered Person (collectively, for clauses (a) through and including (d), the “Disputes”), will be subject to and resolved by binding arbitration.  Notwithstanding the foregoing, the parties agree that either party may pursue claims against the other that do not exceed Fifteen Thousand Dollars ($15,000) in the aggregate in a court of competent jurisdiction.  Service of arbitration claims shall be acceptable if made by U.S. mail or overnight delivery to the address for the party described herein.

20.2.       Administrative Body.  All arbitration hereunder will be conducted in accordance with the Commercial Arbitration Rules of either: (a) The American Arbitration Association (“AAA”); or (b) United States Arbitration & Mediation (“USA&M”).  The party first filing an arbitration claim shall designate which arbitration forum and rules are to be applied for all Disputes between the parties.  The arbitration rules are found at www.adr.org for AAA, and at www.usam-midwest.com. for USA&M.  AAA claims may be filed in any AAA office.  Claims filed with USA&M shall be filed in their Midwest office located at 720 Olive Street, Suite 2020, St. Louis, Missouri 63101.  All arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience.  A panel of three arbitrators shall hear all claims exceeding One Million Dollars ($1,000,000), exclusive of interest, costs and attorneys’ fees.  The arbitrator(s) will decide if any inconsistency exists between the rules of the applicable arbitral forum and the arbitration provisions contained herein.  If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules.  The arbitrator shall follow the terms of this Agreement and the applicable law, including the attorney-client privilege and the attorney work product doctrine.

20.3.       Hearings.  Each party hereby consents to a documentary hearing for all arbitration claims, by submitting the Dispute to the arbitrator(s) by written briefs and affidavits, along with relevant documents.  However, arbitration claims will be submitted by way of an oral hearing if any party requests an oral hearing within thirty (30) days after service of the claim, and that party remits the appropriate amount for AAA’s or USA&M’s (as applicable) fees and arbitrator compensation within ten (10) days of the designated arbitration association’s statement for payment of all fees and arbitrator compensation relating to the oral hearing.  Each party agrees that failure to timely pay all fees and arbitrator compensation billed to the party requesting the oral hearing will be deemed such party’s consent to submitting the Dispute to the arbitrator on documents and such party’s waiver of its request for an oral hearing.  The site of all oral arbitration hearings will be in the Division of the Federal Judicial District in which the designated arbitration association maintains a regional office that is closest to Borrower.

20.4.       Discovery.  Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows.  No later than forty (40) days after the filing and service of a claim for arbitration, the parties in contested cases will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses.  No later than twenty-one (21) days prior to the oral arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing.  Under no circumstances will the use of interrogatories, requests for admission, requests for the production of documents or the taking of depositions be permitted.  However, if of the designation of any expert witness(es), the following will occur: (i) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party; (ii) the opposing party will be permitted to depose the expert witness(es); (iii) the opposing party will be permitted to designate rebuttal expert witness(es); and (iv) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.

20.5.       Exemplary or Punitive Damages.  The Arbitrator(s) will not have the authority to award exemplary or punitive damages.

20.6.       Confidentiality of Awards.  All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be confirmed as a judgment or order in any state or federal court of competent jurisdiction within the federal judicial district which includes the residence of the party against whom such award or order was entered.  This Agreement concerns transactions involving commerce among the several states.  The Federal Arbitration Act, Title 9 U.S.C. Sections 1 et seq., as amended (“FAA”) will govern all arbitration(s) and confirmation proceedings hereunder.

20.7.       Prejudgment and Provisional Remedies.  Nothing herein will be construed to prevent Lender’s, Borrower’s or any Covered Person’s use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future debt owed by either party to the other.  Any such action or remedy will not waive Lender’s, Borrower’s or any Covered Person’s right to compel arbitration of any Dispute.

20.8.       Attorneys’ Fees.  If Lender, Borrower or any Covered Person brings any other action for judicial relief with respect to any Dispute (other than those set forth in Sections 20.1 or 20.7), the party bringing such action will be liable for and immediately pay all of the other party’s costs and expenses (including attorneys’ fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration.  If Lender, Borrower or any Covered Person brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys’ fees, incurred by the other party in defending such action.  Additionally, if Borrower or any Covered Person sues Lender or institutes any arbitration claim or counterclaim against Lender in which Lender is the prevailing party, Borrower or any such Covered Person will pay all costs and expenses (including attorneys’ fees) incurred by Lender in the course of defending such action or proceeding.

20.9.       Limitations.  Any arbitration proceeding must be instituted:  (i) with respect to any Dispute for the collection of any debt owed by either party to the other, before the second anniversary of the date the last payment by or on behalf of the payor was received and applied in respect of such debt by the payee; and (ii) with respect to any other Dispute, before the second anniversary of the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident.  Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or a court proceeding, with respect to such Dispute.   Notwithstanding the foregoing, this limitations provision will be suspended temporarily, as of the date any of the following events occur, and will not resume until the date following the date either party is no longer subject to, (a) bankruptcy; (b) receivership; (c) any proceeding regarding an assignment for the benefit of creditors; or (d) any legal proceeding, civil or criminal, which prohibits either party from foreclosing any interest it might have in the collateral of the other party.

20.10.     Survival After Termination.  The agreement to arbitrate will survive the termination of this Agreement.

20.11.     Invalidity/Unenforceability of Binding Arbitration; Jury Trial Waiver; Service of Process; Forum.  IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, THEN:

20.11.1.     Jury Trial Waiver.  ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, or (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER OR NOT SOUNDING IN CONTRACT OR TORT OR OTHERWISE, WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY.  EACH BORROWER AND LENDER WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.  Each Borrower and Lender further agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that either may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

20.11.2.     Choice of Forum.  Subject only to the exception in the next sentence, Borrower and Lender hereby agrees to the exclusive jurisdiction of the federal court of the Northern District of Illinois and the state courts of Illinois located in Cook County, Illinois and waives any objection based on venue or forum non conveniens with respect to any action instituted therein, and agrees that any dispute concerning the relationship between Lender and Borrower or the conduct of any of them in connection with this Agreement or otherwise shall be heard only in the courts described above.  Notwithstanding the foregoing: (1)  Lender shall have the right to bring any action or proceeding against any Borrower or its property in any courts of any other jurisdiction Lender deem necessary or appropriate in order to realize on the Collateral, real estate or other security for the Loan Obligations, and (2) each party hereto acknowledges that any appeals from the courts described in the immediately preceding sentence may have to be heard by a court located outside those jurisdictions.

20.11.3.     Service of Process.  Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth on the signature pages hereof, and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, registered mail, return receipt requested; or at Lender’s option, by service upon CT Corporation which Borrower irrevocably appoints as such Borrower’s agent for the purpose of accepting service of process.  Lender shall promptly forward by registered mail any process so served upon said agent to Borrower at its address on the signature pages hereof.  Nothing in this Section shall affect the right of Lender to serve legal process in any other manner permitted by Law.

21.          Miscellaneous.

21.1.       Notices.  All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or four (4) days after the date when deposited in the United States mail, postage prepaid, or, in the case of the overnight courier services, when delivered to the overnight courier service, or in the case of telecopy or e-mail (if expressly permitted herein) notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or to such other address as either party may designate by notice to the other in accordance with the terms of this Section.  No notice given to or demand made on Borrower by Lender in any instance shall entitle Borrower to notice or demand in any other instance.

21.2.       Amendments and Modifications; Waivers and Consents.

21.2.1.        No amendment to or modification of any provision of this Agreement, or of any of the other Loan Documents shall be effective unless it is in writing and signed by authorized officers of Lender and Borrower.  Unless otherwise provided herein, no waiver of, or consent to any departure by Borrower from, the requirements of any provision of this Agreement or any of the other Loan Documents shall be effective unless it is in writing and signed by authorized officers or representatives of Lender.

21.2.2.        Any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on Borrower in any instance shall entitle Borrower to any other or further notice or demand in another similar or different instance.  No failure by Lender to exercise, and no delay by Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege existing under any Law or otherwise.

21.3.       Course of Dealing.  ACCEPTANCE OF OR ACQUIESCENCE IN A COURSE OF PERFORMANCE OR COURSE OF DEALING RENDERED OR TAKEN UNDER OR WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS WILL NOT BE RELEVANT IN ANY RESPECT TO DETERMINE THE MEANING OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR THE OBLIGATIONS OR LIABILITIES OF THE PARTIES HERETO UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, EVEN THOUGH THE ACCEPTING OR ACQUIESCING PARTY HAD KNOWLEDGE OF THE NATURE OF THE PERFORMANCE AND OPPORTUNITY FOR OBJECTION.

21.4.       Rights Cumulative.  Each of the rights and remedies of Lender under this Agreement shall be in addition to all of its other rights and remedies under applicable Law, and nothing in this Agreement shall be construed as limiting any such rights or remedies.

21.5.       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.  With respect to Borrower’s successors and assigns, such successors and assigns shall include any receiver, trustee or debtor-in-possession of or for Borrower.

21.6.       Severability.  Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

21.7.       Counterparts.  This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

21.8.       Governing Law; No Third Party Rights.  This Agreement, and the other Loan Documents and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Illinois applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles; except that the provisions of the Loan Documents pertaining to the creation or perfection of Security Interests or the enforcement of rights of Lender in Collateral located in a State other that the State of Illinois shall be governed by the Laws of such State to the extent such law is applicable thereto.  This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

21.9.       Counterpart Facsimile Execution.  For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier or via e-mail as a PDF attachment is to be treated as an original document.  The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party hereto, any facsimile, telecopy or PDF document is to be re-executed in original form by the Persons who executed the facsimile, telecopy or PDF document.  No party hereto may raise the use of a facsimile machine, telecopier, e-mail or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or e-mail as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

21.10.     No Other Agreements.  There are no other agreements between Lender and Borrower, oral or written, concerning the subject matter of the Loan Documents, and all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

21.11.     Negotiated Transaction.  Borrower and Lender represent each to the others that in the negotiation and drafting of this Agreement and the other Loan Documents they have been represented by and have relied upon the advice of counsel of their choice.  Borrower and Lender affirm that their counsel have both had substantial roles in the drafting and negotiation of this Agreement; therefore, this Agreement will be deemed drafted by Borrower and Lender, and the rule of construction to the effect that any ambiguities are to be resolved against the drafter will not be employed in the interpretation of this Agreement.

21.12.     Waiver of Punitive and Exemplary Damages.  Each party to this Agreement hereby waives any right to bring any action or claim against any other party to this Agreement for exemplary or punitive damages arising out of or otherwise relating to the this Agreement, Loan

Documents, any of the transactions contemplated herein, or the actual or proposed use of the proceeds of the Loans.

21.13.     Incorporation By Reference.  All of the terms of the other Loan Documents are incorporated in and made a part of this Agreement by this reference.

21.14.     Statutory Notice-Insurance.  The following notice is given pursuant to Section 180/15 of the Collateral Protection Act set forth in Chapter 815 Section 180/1 of the Illinois Compiled Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of this Agreement:

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL.  THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS.  THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL.  YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT.  IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE.  THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION.  THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

21.15.     Statutory Notice—Oral Commitments.  ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

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signature pages follow}

THIS CONTRACT CONTAINS A BINDING ARBITRATION CLAUSE WHICH MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by appropriate duly authorized officers as of the Effective Date.

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION,

as Lender

By:	/s/ Joseph Kinkenon
Name:	Joseph Kinkenon
Title:	Wholesale Risk Leader

Notice Address:

Joseph Kinkenon
GE Capital Americas - Equipment Finance
125 John Carpenter Freeway
Irving, TX 75062
FAX # (314) 228-0163
TEL # (972) 830-6009

with a copy to:

Joe Cistulli, General Counsel,
GE Capital Americas - Equipment Finance
300 John Carpenter Freeway
Irving, TX 75062
FAX #) (469) 519-4148
TEL # (469) 586-2091

and

GE Commercial Distribution Finance Corporation
5595 Trillium Boulevard
Hoffman Estates, IL 60192-3405
Attn: Peter Muniz, General Counsel
FAX # (847) 747-7455
TEL # (847) 747-7552

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TITAN MACHINERY INC., as Borrower

By:	/s/ Ted O. Christianson
Name:	Ted O. Christianson
Title:	Vice President-Finance

Notice Address for the Borrower:
Titan Machinery Inc.
4876 Rocking Horse Circle
Fargo, ND 58104-6049
Telephone: 701-356-0130
Attn: Ted O. Christianson

with a copy to:

Simon C. Root, Esq.
Fredrikson & Byron, P.A.
200 South Sixth Street
Minneapolis, MN 55402-1425
Telephone: 612-492-7000

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EXHIBIT 4.1

GLOSSARY AND INDEX OF DEFINED TERMS

AAA — is defined in Section 20.2.

ACCOUNT — as to any Person, the right of such Person to payment for goods sold or leased or for services rendered by such Person.

ACCOUNT DEBTOR — the obligor on any Account.

ACQUISITION means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of 50% or more of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

ADJUSTED LIBOR RATE — is defined in Section 6.3.

ADDITIONAL AND AMENDED FINANCIAL COVENANT — shall mean any new or amended covenant or similar restriction measuring the financial performance of the Borrower or any other Covered Person (regardless of whether such provision is labeled or otherwise characterized as a covenant) including, without limitation, (i) is similar to that of the covenants in Section 16 of this Agreement, or related definitions of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth in this Agreement or more beneficial to the holder or holders of the Indebtedness created or evidenced by the document in which such covenant or similar restriction is contained (and such covenant or similar restriction shall be deemed an Additional and Amended Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of the covenants in Section 16 of this Agreement, or related definitions of this Agreement.

ADVANCE — an Floorplan Loan Advance.

ADVANCE DATE — the date on which an Advance is requested by Borrower to be made, or is otherwise contemplated or intended to be made, as provided herein.

AFFILIATE — with respect to any Person, (a) any other Person who is a partner, director, officer or stockholder of such Person; and (b) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, and any partner, director, officer or stockholder of such other Person described.  For purposes of this Agreement, control of a Person by another Person shall be deemed to exist if such other Person has the power, directly or indirectly, either to (i) vote twenty percent (20%) or more of the securities having the power to vote in an election of directors of such Person, or (ii) direct the management of such Person, whether by contract or otherwise and whether alone or in combination with others.  Notwithstanding the foregoing, in no event will any stockholder of Borrower who is not also an officer or director of Borrower be considered to be an “Affiliate” of Borrower.

AGREEMENT — this document (including every document that is stated herein to be an appendix, exhibit or schedule hereto, whether or not physically attached to this document), as amended from time to time.

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APPLICABLE LENDING OFFICE — means, for Lender and for each Loan, the “Applicable Lending Office” of Lender (or of an affiliate of Lender) designated for such Loan on the signature pages hereof or such other office of Lender (or an affiliate of Lender) as Lender may from time to time specify to the Borrower by written notice in accordance with the terms hereof as the office by which its Loans are to be made and maintained.

APPROVAL — means Lender’s approval to finance particular Inventory for Borrower which is evidenced by Lender issuing a financing approval number to the Vendor of such Inventory.  “Approval” also means (i) any open-to-buy authorization given by Lender to a Vendor, pursuant to which Lender may authorize such vendor to assume Lender’s approval to finance Inventory until Lender affirmatively withdraws such authorization, and (ii) any Approval for which Lender has not made a Floorplan Loan Advance as a result of Lender not receiving the invoice from the Vendor for the Inventory which is subject to the Approval.

ASBESTOS MATERIAL — either asbestos or asbestos-containing materials.

AVERAGE DAILY BALANCE — is defined in Section 6.1.3.

BORROWING OFFICER — each officer of the Borrower who is authorized to submit a request for an Advance or take such other action on behalf of the Borrower in a writing delivered to Lender.

BUSINESS DAY — any day on which the Federal Reserve Bank of Chicago is open for the transaction of business.

CAPITAL EXPENDITURE — is defined in Section 16.1.

CAPITAL EXPENDITURE EQUIVALENT — means, with respect to a Capital Lease, the amount that would have been the aggregate cost of the property leased if it had been purchased rather than leased.

CAPITAL LEASE — any lease that has been or should be capitalized under GAAP.

CAPITAL SECURITIES means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Effective Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

CASH COLLATERAL ACCOUNT — the account(s) with such financial institution as selected or designated by Lender from time to time that is designated by Lender as the Cash Collateral Account during an Existing Default.

CHANGE OF CONTROL — means the occurrence of any of the following events with respect to Parent:  (a) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 35% of the outstanding Capital Securities (on a fully diluted basis and taking into account any securities or contract rights exercisable, exchangeable or convertible into equity securities) of Parent having voting rights in the election of directors under normal circumstances; or (b) the sale of all or substantially all of the assets of Parent.

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CHARTER DOCUMENTS — the articles or certificate of incorporation and bylaws of a corporation; the certificate of limited partnership and partnership agreement of a limited partnership; the partnership agreement of a general partnership; the articles of organization and operating agreement of a limited liability company; or the indenture of a trust.

CLAIMS Act — the Assignment of Claims Act of 1940.

COBRA — the Consolidated Omnibus Budget Reconciliation Act.

CODE — the Internal Revenue Code of 1986 and all regulations thereunder of the IRS.

COLLATERAL — all of the Personal Property Collateral, and any other property or asset in which Lender has a Security Interest, from time to time, to secure payment or performance of the Loan Obligations, and all proceeds (including, without limitation, Accounts, insurance and sale proceeds) thereof.

CONTRACT — any contract, capital lease, operating lease, note, bond, indenture, deed, mortgage, deed of trust, security agreement, pledge, hypothecation agreement, assignment, or other agreement or undertaking.

COVERED PERSON — is defined in Section 4.4.

CREDIT AGREEMENT — This Agreement.

DAILY CHARGE — is defined in Section 6.1.3.

DAILY RATE — is defined in Section 6.1.3.

DEFAULT — any of the events listed in Section 17.1 of this Agreement, without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

DEFAULT RATE — the rate of interest payable on each Loan after its Maturity and in certain other circumstances as provided in Section 6.6.

DISCLOSURE SCHEDULE — the disclosure schedule of Borrower attached hereto as Exhibit 12.

DISPUTES — is defined in Section 20.1.

DOL — the United States Department of Labor.

DOLLARS and the sign $ — lawful money of the United States.

EBITDA — is defined in Section 16.1.

EFFECTIVE DATE — the date when this Agreement is effective as provided in Section 1.

EMPLOYMENT LAW — ERISA, the Occupational Safety and Health Act, the Fair Labor Standards Act, or any other Law pertaining to the terms or conditions of labor or safety in the workplace or discrimination or sexual harassment in the workplace.

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ENVIRONMENTAL LAW — the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Clean Air Act, or any other Law pertaining to environmental quality or remediation of Hazardous Material.

EPA — the United States Environmental Protection Agency.

ERISA — the Employee Retirement Income Security Act of 1974.

ERISA AFFILIATE — as to any Borrower, any trade or business (irrespective of whether incorporated) which is a member of a group of which such Person is a member and thereafter treated as a single employer under §414(b), (c), (m) or (o) of the Code or applicable Treasury Regulations.

EVENT OF DEFAULT — any of the events listed in Section 17.1 of this Agreement as to which any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any further condition, event or act has been satisfied.

EXECUTION DATE — the date when this Agreement has been executed.

EXISTING DEFAULT — an Event of Default which has occurred and is continuing and which has not been waived in writing by Lender.

EXISTING LOAN DOCUMENTS — the “Loan Documents” as such term is defined in the Prior AWF, and includes, without limitation, each document and agreement specified therein and any other existing document or agreement granting, or purporting to grant, in favor of Administrative Agent (as defined therein), a Security Interest on any asset of the Borrower or any other Covered Person.

FAA — is defined in Section 20.6.

FINANCIAL STATEMENTS — the most recent of the Initial Financial Statements and the financial statements of Borrower required to be furnished to Lender under this Agreement.

FLOORPLAN INVENTORY VALUE — means one hundred percent (100%) of the total aggregate wholesale invoice price of all of Borrower’s Inventory financed under the Floorplan Loan Facility in which Lender has a first priority, perfected Security Interest (subject to no other Security Interest) that is unsold and not leased by Borrower and is in Borrower’s possession and control as of the date of determination, less the amount of any such Inventory reported by the Borrower (if the Borrower is required by Lender to report) as demonstration items or Inventory that is obsolete or otherwise unmerchantable or if in the possession or control of Borrower for 180 days or more from the date of the invoice for such Inventory.  If any Inventory financed under the Floorplan Loan Facility with a value in excess of $0.00 for each location is located on any premises that are not owned by Borrower (not including any lessee or other person to whom Inventory is leased or rented in the ordinary course of such Covered Person’s business, or other locations where Borrower is not obligated to pay rent for up to 30 consecutive days) and Borrower has not obtained or caused to be obtained written waivers or consents, in form and substance satisfactory to Lender, then such Inventory shall be deemed to have a “Floorplan Inventory Value” of zero Dollars ($0.00).

FLOORPLAN LOAN — any Floorplan Loan Advance.

FLOORPLAN LOAN ADVANCE — an Advance by Lender that is to be funded under the Floorplan Loan Facility.

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FLOORPLAN LOAN FACILITY — the discretionary line of credit of Lender as stated in Section  5.1.1 to fund Floorplan Loan Advances.

FLOORPLAN LOAN MATURITY DATE — is defined in Section 7.1.3.

FLOORPLAN PAYMENT DEFAULT — is defined in Section 17.1.1.

FLOORPLAN SHORTFALL — means the amount, if any, by which (a) the sum of the Floorplan Loans (less the amount of the Floorplan Loans attributable to Inventory purchased by Borrower during the In Transit Period (defined below) as evidenced by the invoice date) outstanding on any date of determination, exceeds (b) the Floorplan Inventory Value as determined by Lender as of such date of determination.  “In Transit Period” shall mean a period determined by Lender which reasonably estimates the time period it takes Inventory ordered by Borrower and shipped by a Vendor to arrive at Borrower’s location.  Until notice is given by Lender to Borrower of a change in the In Transit Period, the In-Transit Period shall be the two (2) day period immediately preceding the date of the most recent Schedule of Inventory.

FLOORPLAN TERMINATION DATE — is defined in Section 5.1.8.

FRB — the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

GAAP — those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis.

GOVERNMENTAL AUTHORITY — the federal government of the United States; the government of any foreign country that is recognized by the United States or is a member of the United Nations; any state of the United States; any local government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court, arbitrator, or board of arbitrators whose orders or judgments are enforceable by or within the territory of any of the foregoing.

GUARANTOR — any Person who at any time guaranties the Loan Obligations.  As of the Execution Date, there is no Guarantor.

HAZARDOUS MATERIAL — any hazardous, radioactive, toxic, solid or special waste, material, substance or constituent thereof, or any other such substance (as defined under any applicable Law or regulation), including Asbestos Material.

IMPOSITIONS — is defined in Section 6.7.2.

INDEBTEDNESS — as to any Person at any particular date, any contractual obligation enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services; (iii) to make payments or reimbursements with respect to bank acceptances or to a factor; (iv) to make payments or reimbursements with respect to letters of credit whether or not there have been drawings thereunder; (v) with respect to which there is any Security Interest in any property of such Person; (vi) to make any payment or contribution to a Multi-Employer Plan; (vii) that is evidenced by a note, bond, debenture or similar instrument; (viii) under any conditional sale agreement or title retention agreement; (ix) all Liabilities (as

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defined by GAAP) under any Capital Lease or (x) to pay interest or fees with respect to any of the foregoing.  INDEBTEDNESS also includes any other Obligation that either (i) is non-contingent and liquidated in amount or (ii) should under GAAP be included in liabilities and not just as a footnote on a balance sheet.  In no event shall “Indebtedness” include trade accounts payable.

INDIRECT OBLIGATION — as to any Person, (a) any guaranty by such Person of any Obligation of another Person; (b) any Security Interest in any property of such Person that secures any Obligation of another Person; (c) any enforceable contractual requirement that such Person (i) purchase an Obligation of another Person or any property that is security for such Obligation, (ii) advance or contribute funds to another Person for the payment of an Obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an Obligation of such other Person, (iii) purchase property, securities or services from another Person for the purpose of assuring the beneficiary of any Obligation of such other Person that such other Person has the ability to timely pay or discharge such Obligation, (iv) grant a Security Interest in any property of such Person to secure any Obligation of another Person, (v) otherwise assure or hold harmless the beneficiary of any Obligation of another Person against loss in respect thereof; (d) any Obligation arising from the endorsement by such Person of an instrument (e) any Obligation of such Person as a surety; and (f) any other contractual requirement enforceable against such Person that has the same substantive effect as any of the foregoing.  The term INDIRECT OBLIGATION does not, however, include the endorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for Obligations of such partnership.  The amount of any Indirect Obligation of a Person shall be deemed to be the stated or determinable amount of the Obligation in respect of which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

INTEREST RATE AND FEE LETTER  — collectively, any and all interest rate letters, fee letters and similar agreements between Borrower and Lender and entered into from time to time by Borrower and Lender.

INITIAL AWF — Investments permitted under Section 2.

INITIAL FINANCIAL STATEMENTS — the financial statements (not including the projections) of Borrower referred to in Section 11.1.2.

INSURANCE PROCEEDS — insurance and/or condemnation proceeds payable as a consequence of damage to or destruction of any of the Collateral.

INTEREST EXPENSE — is defined in Section 16.1.

INTEREST/CURRENCY HEDGE OBLIGATION — any obligations of Borrower to Lender or any of its respective Affiliates or Subsidiaries under an agreement or agreements between Borrower and Lender or any of its respective Affiliates or Subsidiaries under which the exposure of Borrower to fluctuations in interest rates or currencies is effectively limited, including, without limitation, whether in the form of one or more interest rate cap, collar, corridor agreements, interest rate swaps, currency swaps, or the like, or options therefor.

INVENTORY — goods owned, leased or held by a Person for sale, lease, sublease or resale or furnished or to be furnished under contracts for services, and raw materials, goods/work in process, materials, component parts and supplies used or consumed, or held for use or consumption in such Person’s business.

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INVESTMENT — (a) a loan or advance of money or property to a Person, (b) Capital Securities in a Person, (c) a debt instrument issued by a Person, whether or not convertible to stock or other equity interest in such Person, or (d) any other interest in or rights with respect to a Person which include, in whole or in part, a right to share, with or without conditions or restrictions, some or all of the revenues or net income of such Person.

IRS — the Internal Revenue Service.

KNOWLEDGE — means, with respect to the Borrower or any Covered Person, that a Responsible Officer of Borrower or such Covered Person, as the case may be, has actual knowledge or conscious awareness of the fact or matter in question or reasonably should, in light of such Responsible Officer’s position, have knowledge of the fact or matter in question.

LAW — any statute, rule, regulation, order, judgment, award or decree of any Governmental Authority.

LENDER — GE Commercial Distribution Finance Corporation, and its successors and assigns.

LENDER COMPANIES — is defined in Section 20.1.

LIBOR ADVANCE — an Advance that will become a LIBOR Loan.

LIBOR INCREMENT — is defined in Section 6.3.

LIBOR LOAN — any portion of a Loan on which interest accrues at the Adjusted LIBOR Rate.

LOAN — a Floorplan Loan.

LOAN DOCUMENTS — this Agreement, the guaranties, the Security Documents, each Interest Rate and Fee Letter, Transaction Statements and all other agreements, certificates, documents, instruments and other writings executed in connection herewith or therewith from time to time.

LOAN OBLIGATIONS — all of Borrower’s Indebtedness owing to Lender under this Agreement and the other Loan Documents, and all other agreements, certificates, documents, instruments and other writings executed in connection therewith, whether as principal, interest, fees, or otherwise, including without limitation, the amount of all unfunded Approvals, any amounts set forth in Section 6.8, all obligations of Lender under any Third Person Reimbursement Agreements, and all other Obligations and liabilities of Borrower to Lender under this Agreement and the other Loan Documents and all Interest/Currency Hedge Obligations (in each case including all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms), whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, including but not limited to the obligation of Borrower to repay future advances by Lender hereunder, whether or not made pursuant to commitment and whether or not presently contemplated by Borrower, Lender in the Loan Documents.

LOCAL TIME — means the local time in Chicago, Illinois.

MATERIAL ADVERSE EFFECT — as to the Borrower, any Guarantor or any other Covered Person, taken as a whole, and with respect to any event or occurrence of whatever nature (including any

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adverse determination in any litigation, arbitration, investigation or proceeding), a material adverse effect on the business, operations, revenues, financial condition, property, or business prospects of Borrower and each other Covered Person taken as a whole, or the ability of Borrower, any Guarantor or such Covered Person to timely pay or perform Borrower’s, any Guarantor’s and each other Covered Person’s Obligations generally taken as a whole, or in the case of Borrower, the ability of Borrower to pay or perform any of Borrower’s Obligations to Lender, or in the case of a Guarantor, the ability of such Guarantor to pay or perform any of its Obligations guarantied under the terms of its Guaranty.

MATERIAL AGREEMENT — as to Borrower, any Guarantor or any other Covered Person, any Contract to which Borrower, any Guarantor or any Covered Person is a party or by which any such Borrower, any Guarantor or any other Covered Person is bound which, if violated or breached, has or is reasonably likely to have a Material Adverse Effect.

MATERIAL LAW — any separately enforceable provision of a Law whose violation by a Borrower, any Guarantor, or any other Covered Person has or is reasonably likely to have a Material Adverse Effect.

MATERIAL LICENSE — (i) as to any Covered Person, any license, permit or consent from a Governmental Authority or other Person and any registration and filing with a Governmental Authority or other Person which if not obtained, held or made by such Covered Person has or is reasonably likely to have a Material Adverse Effect, and (ii) as to any Person who is a party to this Agreement or any of the other Loan Documents, any license, permit or consent from a Governmental Authority or other Person and any registration or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Agreement or such other Loan Document.

MATERIAL OBLIGATION — as to Borrower, any Guarantor or any Covered Person, an Obligation of such Person which if not fully and timely paid or performed has or is reasonably likely to have a Material Adverse Effect.

MATERIAL PROCEEDING — any litigation, investigation or other proceeding by or before any Governmental Authority (i) which involves any of the Loan Documents or any of the transactions contemplated thereby, or involves a Covered Person or a Guarantor as a party or any property of Covered Person or a Guarantor, and has or is reasonably likely to have a Material Adverse Effect if adversely determined, (ii) in which there has been issued an injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any Advance, the consummation of any other transaction contemplated by the Loan Documents, or the enforceability of any provision of any of the Loan Documents, (iii) which involves the actual or alleged breach or violation by a Covered Person of, or default by a Covered Person under, any Material Agreement, or (iv) which involves the actual or alleged violation by a Covered Person or any Guarantor of any Material Law.

MATURITY — as to any Indebtedness, the time when it becomes payable in full, whether at a regularly scheduled time, because of acceleration or otherwise.

MULTI-EMPLOYER PLAN — a Pension Benefit Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

MORTGAGEE CONSENT AGREEMENT — means each agreement described in Section 9.1 in form and substance satisfactory Lender.

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NET INCOME — is defined in Section 16.1.

OBLIGATION — as to any Person, any Indebtedness of such Person, any guaranty by such Person of any Indebtedness of another Person, and any contractual requirement enforceable against such Person that does not constitute Indebtedness of such Person or a guaranty by such Person but which would involve the expenditure of money by such Person if complied with or enforced.

OPERATING LEASE — any lease that is not a Capital Lease.

PAYMENT IN FULL — collectively, (i) the full payment in cash or same day funds of all of the outstanding Loan Obligations, including, without limitation, all fees, costs and expenses owing to Lender hereunder and the other Loan Documents, (ii) Lender has no other commitment to extend credit or make advances to or for the account of Borrower or any Covered Person under this Agreement or the other Loan Documents, and (iii) all outstanding Approvals have been 100% cash collateralized and such cash collateral shall have been delivered to Lender in cash or same day funds; subject to per diem amounts, additional Advances made or Approvals given or payments received after the date of any request for a payoff.

PBGC — the Pension Benefit Guaranty Corporation.

PENSION BENEFIT PLAN — any pension plan within the meaning of Section 3(2) of ERISA, including a Multiemployer Plan that is covered by Title IV of ERISA or Section 412 of the Code.

PERMITTED ACQUISITION — is defined in Section 15.6.

PERMITTED INDEBTEDNESS — Indebtedness permitted under Section 15.2.

PERMITTED INDIRECT OBLIGATIONS — Indirect Obligations permitted under Section 15.4.

PERMITTED INVESTMENTS — Investments permitted under Section 15.1.

PERMITTED SECURITY INTERESTS — Security Interests that Borrower is permitted under Section 15.5 to create, incur, assume, or allow to exist.

PERSON — any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company, Governmental Authority, or other organization in any form that has the legal capacity to sue or be sued.  If the context so implies or requires, the term Person includes Borrower.

PERSONAL PROPERTY COLLATERAL — means all Inventory of Borrower which is financed by Lender or against which Lender has advanced monies under this Agreement or the other Loan Documents, whether such property or debtor’s right, title or interest therein or thereto is now owned or existing or hereafter acquired or arising, and wherever located, all Accounts, Inventory, Equipment, Fixtures, other Goods, General Intangibles (including, without limitation, Payment Intangibles), Chattel Paper (whether tangible or electronic), Instruments (including, without limitation, Promissory Notes), Investment Property and Documents arising from or associated with the sale, lease, rental or other disposition of such property, all returns, repossessions, exchanges, substitutions, replacements, attachments, parts, accessories and accessions thereto, and all products and Proceeds of the foregoing.  The Personal Property Collateral also includes Borrower’s right to all price protection payments, rebates, discounts, credits, factory holdbacks, incentive payments and any other amounts due Borrower at any time from a Person from whom Borrower has purchased any of the foregoing property.  In addition, the Personal Property

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Collateral includes, without limitation, all disks, tapes, media and other devices, electronic or otherwise, which evidence or otherwise relate to any of the foregoing property, and other devices in which such records are stored.

PRIOR AWF — Investments permitted under Section 2.

PRO FORMA FINANCIAL STATEMENTS — the projections of Borrower referred to in Section 11.1.2.

REGULATION T, REGULATION U, and REGULATION X  — respectively, Regulation T issued by the FRB, Regulation U issued by the FRB, and Regulation X issued by the FRB.

REPORTABLE EVENT — a reportable event as defined in Title IV of ERISA or the regulations thereunder excluding events with respect to which notice has been waived by the PBGC in writing.

REPRESENTATIONS AND WARRANTIES — The representations and warranties made by Borrower with respect to itself and other Covered Persons in Section 12, and the representations and warranties made in any certificate, report, opinion or other document delivered by Borrower pursuant to the Loan Documents, as such representations and warranties are modified from time to time as provided in Section 13.

RENTAL CONTRACTS — is defined in Section 15.26.

RESPONSIBLE OFFICER — as to any Person that is not an individual, partnership or trust, the Chairman of the Board of Directors, the President, the chief executive officer, the chief operating officer, the chief financial officer, the Treasurer, any Assistant to the Treasurer, or any Vice President in charge of a principal business unit; as to any partnership, any individual who is a general partner thereof or any individual who has general management or administrative authority over all or any principal unit of the partnership’s business; and as to any trust, any individual who is a trustee.

SCHEDULE OF INVENTORY — a listing of each item of existing Inventory (new and used), new Inventory purchases and items of Inventory sold, rented or assigned within the past thirty (30) days from the date of the last such schedule, containing the following: location, manufacturer, age, quantity, initial date of purchase or lease by Borrower, actual cost, total accrued depreciation, and net book value of then-existing Inventory in such reasonable detail as Lender may require.

SECURITY AGREEMENT — this Agreement and any security agreement required or contemplated under Section 9 to be executed and delivered to Lender or otherwise delivered to Lender from time to time.

SECURITY DOCUMENTS — all of the documents required or contemplated to be executed and delivered to Lender under Section 9, all other documents granting a Security Interest in any asset of Borrower or any other Person to secure the payment or performance of any of the Loan Obligations from time to time, including this Agreement and any such documents listed on Exhibit 11.1.1, all collateral assignments, and any similar documents at any time executed and delivered to Lender from time to time, by Borrower or any other Person to secure payment or performance of any of the Loan Obligations.

SECURITY INTEREST — as to any item of tangible or intangible property, any interest therein or right with respect thereto or assignment thereof that secures an Obligation or Indirect Obligation,

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whether such interest or right is created under a Contract, or by operation of law or statute (such as but not limited to a statutory lien for work or materials), or as a result of a judgment, or which arises under any form of preferential or title retention agreement or arrangement (including a conditional sale agreement or a lease) that has substantially the same economic effect as any of the foregoing.

SOLVENT — as to any Person, (i) such Person not being “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the “UFTA”) or Section 3 of the Illinois Uniform Fraudulent Transfer Act set forth in Section 160/3 of the Illinois Compiled Statutes (1996) (the “Illinois UFTA”), (ii) such Person not having unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the Illinois UFTA, and (iii) such Person not being unable to pay such Person’s debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the Illinois UFTA, or any other applicable Law.

STATE — any state of the United States.

SUBSIDIARY — as to any Person, another Person with respect to which 50% or more of the outstanding Capital Securities of each class having ordinary voting power (other than Capital Securities having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person.

TAX — as to any Person, any tax, duty, impost, deduction, charges, withholdings, assessment, fee, or other charge levied by a Governmental Authority (and all liabilities associated therewith) on the income or property of such Person, including any interest or penalties thereon, and which is payable by such Person.

THIRD PERSON REIMBURSEMENT AGREEMENTS-  is defined in Section 19.6.5.

TOTAL AVAILABLE ASSETS — is defined in Section 16.1.

TOTAL FUNDED INDEBTEDNESS — is defined in Section 16.1.

TRANSACTION STATEMENT — is defined in Section 6.1.2.

UCC — the Uniform Commercial Code as in effect from time to time in the State of Illinois or such other similar statute as in effect from time to time in Illinois or any other appropriate jurisdiction.

UNITED STATES — when used in a geographical sense, all the states of the United States of America and the District of Columbia; and when used in a legal jurisdictional sense, the government of the country that is the United States of America.

VENDOR — is defined in Section 5.1.2.

VENDOR AGREEMENT — is defined in Section 5.1.9.

WELFARE BENEFIT PLAN — any plan described by Section 3(1) of ERISA.

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